UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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XPO LOGISTICS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XPO LOGISTICS, INC.

429 Post Road

Buchanan, Michigan 49107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2012

To the Stockholders of XPO Logistics, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of XPO Logistics, Inc. will be held on Thursday, May 31, 2012 at 10:00 a.m., Eastern Daylight Time (EDT), at the Hyatt Regency Hotel, located at 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, for the following purposes as more fully described in the proxy statement:

•	To elect two (2) members of our Board of Directors;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012;

•	To approve the adoption of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan;

•	To conduct an advisory vote to approve executive compensation;

•	To conduct an advisory vote on the frequency of future advisory votes to approve executive compensation; and

•	To consider such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record as of the close of business on April 5, 2012, the record date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

Please note that, if you plan to attend the annual meeting in person, you will need to register in advance and receive an admission card to be admitted. Please follow the instructions on page 4 of the proxy statement.

Your vote is important. Whether or not you plan to attend the annual meeting in person, it is important that your shares be represented. We ask that you vote your shares as soon as possible.

BY ORDER OF THE BOARD,

Gordon E. Devens

Senior Vice President,

General Counsel & Secretary

Buchanan, Michigan

April 27, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be Held on May 31, 2012

This proxy statement and our Annual Report on Form 10-K for the Year Ended December 31, 2011

are available at www.edocumentview.com/XPO.

XPO LOGISTICS, INC.

429 Post Road

Buchanan, Michigan 49107

PROXY STATEMENT

This proxy statement sets forth information relating to the solicitation of proxies by the Board of Directors of XPO Logistics, Inc. (“XPO Logistics” or our “company”) in connection with our company’s 2012 annual meeting of stockholders or any adjournment or postponement of the annual meeting. The annual meeting will take place on May 31, 2012 at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, at 10:00 a.m., Eastern Daylight Time.

This proxy statement and form of proxy were first sent on or about April 27, 2012, to our stockholders of record as of the close of business on Thursday, April 5, 2012, the record date.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of the annual meeting?

Our 2012 annual meeting will be held for the following purposes:

•	To elect two (2) members of our Board of Directors for a term to expire in 2015 (Proposal 1);

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012 (Proposal 2);

•	To approve the adoption of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan (Proposal 3);

•	To conduct an advisory vote to approve executive compensation (Proposal 4);

•	To conduct an advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 5); and

•	To consider such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

In addition, senior management of XPO Logistics and representatives of our outside auditor, KPMG LLP, will be available to respond to your questions.

Who can vote at the annual meeting?

You can vote at the annual meeting if, as of the close of business on Thursday, April 5, 2012, the record date, you were a holder of record of our company’s common stock or Series A Convertible Perpetual Preferred Stock (the “preferred stock”). As of the record date, there were issued and outstanding 17,614,483 shares of common stock, each of which is entitled to one vote on each matter to come before the annual meeting.

In addition, as of the record date there were issued and outstanding 75,000 shares of preferred stock. Each share of preferred stock is entitled to vote together with our common stock on each matter to come before the annual meeting as if the share of preferred stock were converted into shares of common stock as of the record date, except as otherwise required by law, meaning that each share of preferred stock is entitled to approximately 143 votes on each matter to come before the annual meeting. The approval of the holders of at least a majority of outstanding shares of the preferred stock, voting separately as a single class, is required (1) for any amendment of our Amended and Restated Certificate of Incorporation if the amendment would alter the powers, preferences, privileges or rights of the holders of preferred stock so as to affect them adversely, (2) to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any capital stock of our company ranking on a parity with or senior to the preferred stock, or (3) to reclassify any authorized capital stock of our company into any capital stock of our company ranking pari passu with or senior to the preferred stock, or any obligation or security convertible into or evidencing a right to purchase any capital stock of our company ranking pari passu with or senior to the preferred stock.

How many shares must be present to conduct business at the annual meeting?

A quorum is necessary to hold a valid meeting of stockholders. For each of the proposals to be presented at the annual meeting, the holders of shares of our common stock or preferred stock outstanding on April 5, 2012, the record date, representing 14,164,385 votes must be present at the annual meeting, in person or by proxy. If you vote – including by Internet, telephone or proxy card – your shares voted will be counted towards the quorum for the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

How do I vote?

Registered Stockholders. If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent, Computershare Trust Company, N.A., referred to herein as “Computershare”), you may vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the annual meeting may vote in person by obtaining a ballot from the inspector of elections.

Beneficial Owners. If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the vote instruction form or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the annual meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares.

XPO Logistics, Inc. ESOP Participants. If you participate in the XPO Logistics, Inc. Employee Stock Ownership Plan (the “Plan”), you may vote the number of shares of common stock credited to your Plan account as of 5:00 p.m. EDT on April 5, 2012, the record date, in the same manner as a registered stockholder. If you hold shares through the Plan and you do not provide clear voting instructions, the Plan’s trustee, Horizon Trust and Investment Management, will vote such shares in the same proportion that it votes shares for which it received valid and timely instructions.

Will my shares be voted if I do not provide voting instructions?

If you are a stockholder of record and you properly sign, date and return a proxy card, but do not indicate how you wish to vote with respect to a particular nominee or proposal, then your shares will be voted FOR the election of the two nominees for director named in “Proposal 1—Election of Directors,” FOR “Proposal 2— Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2012,” FOR “Proposal 3—Approval of the Adoption of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan,” FOR “Proposal 4—Advisory Vote to Approve Executive Compensation” and for a frequency of every ONE YEAR on “Proposal 5—Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation.”

Under the rules of NYSE Amex LLC (“NYSE Amex”), brokerage firms have the authority to vote shares held for a beneficial owner on “routine” matters. Accordingly, if your shares are held of record by a brokerage firm and you do not provide the firm specific voting instructions, that firm will have the authority to vote your shares only with respect to the “Proposal 2—Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2012,” but your shares will not be voted and will be considered broker non-votes with respect to all other proposals described in this proxy statement. We urge you to provide voting instructions so that your shares will be voted.

Can I change my vote after I have voted?

Yes, you may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may change your vote by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), signing and returning a new proxy card with a later date, or attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke any prior proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.

What is the deadline to vote?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you are the beneficial owner of shares, please follow the voting instructions provided by your broker, trustee or other nominee.

What vote is required to elect directors or take other action at the annual meeting?

•

Proposal 1: Election of Two (2) Directors. The election of the two (2) director nominees named in this proxy statement requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a plurality of the votes cast on the proposal at the annual meeting. This means that the two nominees will be elected if they receive more affirmative votes than any other person. You may not accumulate your votes for the election of directors. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received specific instructions from their clients. For your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the annual meeting in accordance with their specific instructions.

•

Proposal 2: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2012. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2012 requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast on the proposal at the annual meeting.

•

Proposal 3: Approval of the Adoption of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan. Approval of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast on the proposal at the annual meeting.

•

Proposal 4: Advisory Vote to Approve Executive Compensation. Advisory approval of the resolution on executive compensation requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast on the proposal at the annual meeting.

•

Proposal 5: Advisory Vote on Frequency of Future Advisory Votes to Approve Executive Compensation. Stockholders may indicate whether they prefer that we conduct future advisory votes on executive compensation every one, two or three years, and the option receiving the highest number of votes will be deemed to be the preferred frequency of our stockholders.

In general, other business properly brought before the annual meeting requires the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast on such matter at the annual meeting.

How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares “FOR” each director nominee named in this proxy statement, “FOR” ratification of KPMG LLP as our independent registered public accounting firm, “FOR” the approval of the XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan, “FOR” advisory approval of the resolution to approve executive compensation, and for the option of every “ONE YEAR” as the preferred frequency for future advisory votes to approve executive compensation.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Where can I find the results of the voting?

We intend to announce preliminary voting results at the annual meeting and will publish final results through a Current Report on Form 8-K report to be filed with the Securities and Exchange Commission (“SEC”) within four (4) business days after the annual meeting. The Current Report on Form 8-K will be available on the Internet at our website, www.xpologistics.com.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission card to enter the annual meeting. You may request tickets by providing the name under which you hold shares of record or, if your shares are held in the name of a bank, broker or other holder of record, the evidence of your beneficial ownership of the shares, the number of tickets you are requesting and your contact information. You can submit your request in the following ways:

•	by sending an e-mail to annualmeeting@xpologistics.com; or

•	by calling us toll-free at (855) XPO-INFO (855-976-4636).

Stockholders also must present a form of personal photo identification in order to be admitted to the annual meeting.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. We have engaged Innisfree M&A Incorporated to assist us in soliciting proxies in connection with the annual meeting, and have agreed to pay them $9,500 plus their expenses for providing such services. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock or preferred stock held of record by them.

What is “householding” and how does it affect me?

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one copy of our proxy statement and 2011 annual report to stockholders is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement and annual report may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: Investor Relations, XPO Logistics, Inc., 429 Post Road, Buchanan, Michigan 49107. The voting instruction form sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

INFORMATION REGARDING THE EQUITY INVESTMENT

At a special meeting of our stockholders on September 1, 2011, our stockholders approved the Investment Agreement, dated as of June 13, 2011 (the “Investment Agreement”), by and among Jacobs Private Equity, LLC (“JPE”), the other investors party thereto (collectively with JPE, the “Investors”) and our company. On September 2, 2011, pursuant to the Investment Agreement, we issued to the Investors, for $75,000,000 in cash: (i) an aggregate of 75,000 shares of preferred stock, which are initially convertible into an aggregate of 10,714,286 shares of our common stock, and (ii) warrants initially exercisable for an aggregate of 10,714,286 shares of our common stock at an initial exercise price of $7.00 per share. We refer to this investment as the “Equity Investment.” JPE is controlled by Bradley S. Jacobs, our Chairman of the Board and Chief Executive Officer. Each of our directors other than Mr. Shaffer invested, directly or indirectly, in our company pursuant to the Investment Agreement. In connection with the closing of the Equity Investment, we effected a four-for-one reverse split of our common stock on September 2, 2011. The share amounts and exercise prices set forth throughout this proxy statement reflect such four-for-one reverse stock split.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

Our Board currently consists of seven members, as set forth in the table below. Upon the closing of the Equity Investment on September 2, 2011, our Board was reconstituted such that: (i) we had seven Board members, (ii) one of such directors was James J. Martell, our Chairman of the Board prior to the Equity Investment, (iii) the other six directors were designated by JPE (including Bradley S. Jacobs), (iv) each standing committee of our Board was reconstituted (as further described below) and (v) Bradley S. Jacobs became our Chairman of the Board.

Pursuant to the Investment Agreement, JPE has the right to designate for nomination by our Board a majority of the members of our Board so long as JPE owns securities (including preferred stock convertible into, or warrants exercisable for, securities) representing at least 33% of the voting power of our capital stock on a fully-diluted basis, and has the right to designate for nomination by our Board 25% of the members of our Board so long as JPE owns securities (including preferred stock convertible into, or warrants exercisable for, securities) representing at least 20% (but less than 33%) of the voting power of our capital stock on a fully-diluted basis. The foregoing rights of JPE under the Investment Agreement are in addition to, and not in limitation of, JPE’s voting rights as a holder of capital stock of our company.

None of the foregoing will prevent our Board from acting in accordance with its fiduciary duties or applicable law or stock exchange requirements or from acting in good faith in accordance with our governing documents, while giving due consideration to the intent of the Investment Agreement.

Our Board is divided into three classes, each having three-year terms that expire in successive years. At the annual meeting, the terms of our Class II directors, Mr. James J. Martell and Dr. Jason D. Papastavrou, will expire. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated each of Mr. Martell and Dr. Papastavrou to stand for re-election at the annual meeting, as set forth in Proposal 1 on page 45 of this proxy statement.

Our Board consists of an experienced group of business leaders, many of whom have served as executive officers or on boards and board committees of major companies and have extensive understanding of principles of corporate governance. Our directors also have broad corporate finance, capital markets and investment banking experience. Our directors have a strong owner orientation—approximately 54% of the voting power of our capital stock on a fully-diluted basis is held by our directors or entities or persons related to our directors (as of April 5, 2012).

Name	Age	Position	Director Class	Expiration of Term
Bradley S. Jacobs	55	Chairman of the Board and Chief Executive Officer	Class I	2014
G. Chris Andersen	73	Director	Class III	2013
Michael G. Jesselson	60	Director	Class I	2014
Adrian P. Kingshott	52	Director	Class I	2014
James J. Martell(1)	57	Director	Class II	2012
Jason D. Papastavrou(1)	49	Director	Class II	2012
Oren G. Shaffer	69	Director	Class III	2013

(1)	Nominee for re-election to our Board at the annual meeting for a term expiring at the 2015 annual meeting

We have set forth below information regarding each of our directors, including the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve as a director. Our Nominating and Corporate Governance Committee and our Board believe that the experience, qualifications, attributes and skills of our directors provide us with the ability to address our evolving needs and represent the best interests of our stockholders.

Bradley S. Jacobs has served as our Chief Executive Officer and Chairman of the board of directors since September 2011. Mr. Jacobs is also the managing director of Jacobs Private Equity, LLC, which is our largest stockholder. He has led two public companies: United Rentals, Inc., which he co-founded in 1997, and United Waste Systems, Inc., founded in 1989. Mr. Jacobs served as chairman and chief executive officer of United Rentals for its first six years and as executive chairman for an additional four years. He served eight years as chairman and chief executive officer of United Waste Systems. Previously, Mr. Jacobs founded Hamilton Resources (UK) Ltd. and served as its chairman and chief operating officer. This followed the co-founding of his first venture, Amerex Oil Associates, Inc., where he was chief executive officer. Mr. Jacobs is a member of the board of directors of the Beck Institute for Cognitive Behavior Therapy.

G. Chris Andersen is the founder and a managing partner of G.C. Andersen Partners, LLC. Previously, Mr. Andersen served as vice chairman of PaineWebber, and as head of the Investment Banking Group at Drexel Burnham Lambert Incorporated. Mr. Andersen is the lead director for Terex Corporation. He is a founder of the Garn Institute of Finance at the University of Utah; a member of the International Advisory Council of the Guanghua School of Management at Peking University; and sits on the advisory board of the RAND Corporation’s Center for Asia Pacific Policy. Mr. Andersen holds a master’s degree from the Kellogg School of Management and is a chartered financial analyst.

Michael G. Jesselson is the president of Jesselson Capital Corporation. He is a longstanding director of American Eagle Outfitters, Inc., and serves as that company’s lead independent director. Additionally, Mr. Jesselson has numerous non-profit affiliations, including chairman of American Friends of Bar-Ilan University; trustee of Yeshiva University; board member of SAR Academy; co-chairman of Shaare Zedek Medical Center Board of Directors in Jerusalem; board member of the Center for Jewish History; trustee of the American Jewish Historical Society; board member of the National Museum of American Jewish History; and board member of the Leo Baeck Institute.

Adrian P. Kingshott is the chief executive officer of AdSon LLC, and an affiliated managing director of The Bank Street Group LLC. Previously, with Goldman Sachs, he served as co-head of the firm’s Leveraged

Finance business, among other positions. More recently, Mr. Kingshott was a managing director of Amaranth Advisors, LLC. He is an adjunct professor of Global Capital Markets at Fairfield University’s Dolan School of Business; and an adjunct professor of International Corporate Financial Management at Fordham University’s School of Business. He holds a master of business administration degree from Harvard Business School and a master of jurisprudence degree from Oxford University. Mr. Kingshott is a member of the board of directors of Centre Lane Investment Corp.

James J. Martell is an independent operating executive with Welsh, Carson, Anderson & Stowe, for companies in the transportation logistics sector and related industries. Previously, he was chief executive officer of SmartMail Services, Inc.; executive vice president of Americas for UTi Worldwide Inc.; and chief executive officer of Burlington Air Express Canada. Earlier, Mr. Martell held management positions with Federal Express Corporation and United Parcel Service, Inc. He currently serves as a director of Mobile Mini, Inc. Additionally, Mr. Martell is lead director for Ozburn-Hessey Logistics LLC, Vision Logistics Holding Corp., 3PD, Inc., ProTrans International and Unitrans International Corporation. He holds a degree in business administration from Michigan Technological University.

Jason D. Papastavrou, Ph.D., is the founder and chief investment officer of ARIS Capital Management, LLC, and is the co-founder of Empiric Asset Management, LLC. Previously, Dr. Papastavrou was the founder and managing director of the Fund of Hedge Funds Strategies Group of Banc of America Capital Management (BACAP), president of BACAP Alternative Advisors and a senior portfolio manager with Deutsche Asset Management. He was a tenured professor at Purdue University School of Industrial Engineering, and holds a doctorate in electrical engineering and computer science from the Massachusetts Institute of Technology. Dr. Papastavrou serves on the board of directors of United Rentals, Inc.

Oren G. Shaffer was most recently vice chairman and chief financial officer of Qwest Communications International, Inc. (now CenturyLink, Inc.). Previously, Mr. Shaffer was president and chief operating officer of Sorrento Networks, Inc.; executive vice president and chief financial officer of Ameritech Corporation; and held senior executive positions with Goodyear Tire & Rubber Company, where he also served on the board of directors. Mr. Shaffer is a director on the boards of Terex Corporation, Belgacom S.A. and Intermec, Inc., and serves on the supervisory board of Demag Cranes AG. He holds a master’s degree in management from the Sloan School of Management, Massachusetts Institute of Technology, and a degree in finance and business administration from the University of California, Berkeley.

Role of the Board and Board Structure

Our business and affairs are managed under the direction of our Board, which is our company’s ultimate decision-making body, except with respect to those matters reserved to our stockholders. Our Board’s primary responsibility is to seek to maximize long-term stockholder value. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, which is charged with the conduct of our business, monitors the performance of our company and management, and provides advice and counsel to management. In fulfilling the Board’s responsibilities, directors have full access to our management, internal and external auditors and outside advisors.

The positions of Chairman of the Board and Chief Executive Officer are both currently held by Mr. Jacobs. Our Board has not appointed a lead director. Our Board believes that this leadership model is currently appropriate in light of the following factors: our directors are stockholder-oriented and focused on the best interests of our stockholders due to their significant ownership of our securities; our independent directors meet regularly, and at least annually, in executive sessions without management present; the dual roles enable decisive leadership and ensure clear accountability; and our Board believes the dual roles function well for our company based on our current strategy and ownership structure.

Our Board held four meetings during 2011, three of which were held prior to the Equity Investment. In 2011, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he or she served.

Our directors are expected to attend the annual meeting. Any director who is unable to attend the annual meeting is expected to notify the Chairman of the Board in advance of the annual meeting. Each person who was then serving as a director attended the 2011 annual meeting of stockholders.

Board Risk Oversight

Management of the risks that we face in the conduct of our business is primarily the responsibility of our senior management team. However, our Board provides overall risk oversight with a focus on the most significant risks facing our company. Our senior management team periodically reviews with our Board any significant risks facing our company. Our Board has delegated responsibility for the oversight of specific risks to the committees of the Board as follows:

•

Audit Committee. The Audit Committee oversees the policies that govern the process by which our exposure to risk is assessed and managed by management. In that role, the Audit Committee discusses with our management major financial risk exposures and the steps that management has taken to monitor and control these exposures. The Audit Committee also is responsible for reviewing risks arising from related party transactions involving our company and overseeing our company-wide Code of Business Conduct and Ethics and our Senior Officer Code of Business of Conduct and Ethics.

•	Compensation Committee. The Compensation Committee monitors the risks associated with our compensation philosophy and programs.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee oversees risks related to our governance structure and processes.

•	Acquisition Committee. The Acquisition Committee oversees risks related to the execution of our acquisition strategy.

We have assessed the risks that could arise from our employee compensation policies and do not believe that such policies are reasonably likely to have a materially adverse effect on our company.

Committees of the Board and Committee Membership

Our Board has established four separately designated standing committees to assist our Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Acquisition Committee. Our Board may eliminate or create additional committees as it deems appropriate. The charters for our Board committees are in compliance with applicable SEC rules and the NYSE Amex Company Guide. These charters are available at www.xpologistics.com. You may obtain a printed copy of any of these charters by sending a request to: Investor Relations, XPO Logistics, Inc., 429 Post Road, Buchanan, Michigan 49107.

Each committee of our Board is composed entirely of independent directors within all applicable standards (as further discussed below). Our Board’s general policy is to review and approve committee assignments annually. The Nominating and Corporate Governance Committee is responsible, after consultation with our Chairman of the Board and Chief Executive Officer and consideration of appropriate member qualifications, to recommend to our Board for approval all committee assignments, including designations of the chairs. Each committee is also authorized to retain its own outside counsel and other advisors as it desires.

The following table sets forth the current membership of each of our Board’s committees. These committee assignments have been in effect since September 2, 2011, except for the Acquisition Committee, which was designated on January 16, 2012.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Acquisition Committee
G. Chris Andersen		Chair
Michael G. Jesselson	X		Chair	X
Adrian P. Kingshott	X	X		Chair
James J. Martell			X
Jason D. Papastavrou	Chair		X	X
Oren G. Shaffer		X

A brief summary of the committees’ responsibilities follows:

Audit Committee. The Audit Committee assists our Board in fulfilling its responsibilities in a number of areas, including, without limitation, oversight of: (i) our accounting and financial reporting processes, including our systems of internal controls and disclosure controls, (ii) the integrity of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our outside auditors and (v) the performance of our outside auditors and internal audit function. The Audit Committee met six times during 2011. Each member of the Audit Committee satisfies all applicable independence standards, has not participated in the preparation of our financial statements at any time during the past three years and is able to read and understand fundamental financial statements.

Compensation Committee. The primary responsibilities of the Compensation Committee are, among other things: (i) to oversee the administration of our compensation programs, (ii) to review the compensation of our executive management and annual bonus compensation, (iii) to review company contributions to qualified and non-qualified plans and (iv) to prepare any report on executive compensation required by SEC rules and regulations. The Compensation Committee met five times during 2011.

Nominating and Corporate Governance Committee. The primary responsibilities of the Nominating and Corporate Governance Committee are, among other things: (i) to identify individuals qualified to become Board members and recommend that our Board select such individuals to be presented for stockholder consideration at the annual meeting or to be appointed by the Board to fill a vacancy, (ii) to make recommendations to our Board concerning committee appointments, (iii) to develop, recommend to our Board and annually review the XPO Logistics, Inc. Corporate Governance Guidelines and oversee corporate governance matters and (iv) to oversee an annual evaluation of our Board and committees. The Nominating and Corporate Governance Committee met one time during 2011.

Acquisition Committee. The Acquisition Committee is responsible for reviewing and approving acquisition, divestiture and related transactions proposed by our management in which the total consideration to be paid or received by us, for any particular transaction, does not exceed the limits that may be established by our Board from time to time. The Acquisition Committee was designated on January 16, 2012.

Director Compensation

The following table sets forth information concerning the compensation of all persons who served as a non-executive director of our company at any time during 2011. The share amounts and exercise prices listed in the 2011 Director Compensation Table, as well as the footnote and narrative disclosure to such table, reflect a four-for-one reverse split of our common stock on September 2, 2011.

2011 Director Compensation Table(1)

Name and Principal Position (2)	Fees Earned or Paid in Cash ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Total ($)
G. Chris Andersen(4)	10,774	23,200	36,582	70,556
Adrian P. Kingshott(4)	6,630	23,200	36,582	66,412
Oren G. Shaffer(4)	6,630	23,200	36,582	66,412
Michael G. Jesselson(4)	9,116	23,200	36,582	68,898
James J. Martell(5)	41,380	23,200	36,582	101,162
Jason D. Papastavrou(4)	10,774	23,200	36,582	70,556
John Affleck-Graves(6)	19,000	—	—	19,000
Jennifer Dorris(7)	45,500	—	—	45,500
Dan Para(8)	—	—	444,791	444,791
Jay Taylor(9)	19,000	—	—	19,000
Calvin (Pete) Whitehead(10)	48,250	—	—	48,250

(1)

Compensation information for those members of our Board who are also named executive officers of our company is disclosed in this proxy statement under the heading “Executive Compensation—Compensation Tables.”

(2)

Our Board was reconstituted in connection with the Equity Investment. Since September 2, 2011, our Board has consisted of Messrs. Andersen, Kingshott, Shaffer, Jacobs, Jesselson and Martell and Dr. Papastavrou. From January 1, 2011 until September 1, 2011, our Board consisted of Messrs. Affleck-Graves, Para, Taylor, Michael R. Welch and Whitehead and Ms. Dorris.

(3)

The amounts reflected in each respective column represent the aggregate grant date fair value of the awards made during 2011 and the incremental value of any awards modified during 2011, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation-Stock Compensation” (“ASC 718”). For a further discussion of the assumptions used in the calculation of the grant date fair values for each year, please see “Notes to Consolidated Financial Statements—Footnote No. 1 Significant Accounting Policies—Stock-Based Compensation” of our company’s Annual Report on Form 10-K for the year ended December 31, 2011. The values reported in the columns represent 8,000 stock options with an exercise price of $9.28 per share and 2,500 restricted stock units (“RSUs”) granted to each of Messrs. Andersen, Kingshott, Shaffer, Jesselson and Martell and Dr. Papastavrou on November 21, 2011. The value reported for Mr. Para represents 50,000 stock options granted to Mr. Para in his capacity as an employee of our company in July 2011, which were forfeited when Mr. Para separated from our company on November 4, 2011, and the incremental value of the stock options that were granted to Mr. Para prior to June 13, 2011 in his capacity as an employee of our company and that accelerated vesting on September 2, 2011 in connection with the Equity Investment.

(4)	As of December 31, 2011, each of Messrs. Andersen, Kingshott, Shaffer and Jesselson and Dr. Papastavrou held 8,000 stock options and 2,500 RSUs.
(5)	As of December 31, 2011, Mr. Martell held stock options to purchase 83,000 shares of our common stock and 2,500 RSUs.
(6)	As of December 31, 2011, Mr. Affleck-Graves held vested stock options to purchase 43,750 shares of our common stock.
(7)	As of December 31, 2011, Ms. Dorris held vested stock options to purchase 50,000 shares of our common stock.

(8)	As of December 31, 2011, Mr. Para did not hold any stock awards or stock options.
(9)	As of December 31, 2011, Mr. Taylor held vested stock options to purchase 50,000 shares of our common stock.
(10)	As of December 31, 2011, Mr. Whitehead held vested stock options to purchase 50,000 shares of our common stock.

The compensation of our directors is subject to the approval of our Board, which is based, in part, on the review and recommendation of the Compensation Committee. Other than 25,000 stock options granted to Mr. Para during 2010, directors who are employees of our company receive no compensation for service as members of either our Board or its committees. Historically, directors who were not employees of our company received a grant of 25,000 stock options when they became a member of our Board and an annual grant of 6,250 stock options on each director’s anniversary of joining our Board. During 2010, our non-employee director compensation plan was modified to eliminate the annual grant of stock options. With the exception of stock options granted in 2005 which vested immediately, all stock options granted to directors prior to the closing of the Equity Investment vested monthly over a three-year period based on the director’s continued service to our company. Any unvested options that were granted to our directors (other than Mr. Martell) as compensation for service on our Board accelerated vesting on September 2, 2011, the date on which each director (other than Mr. Martell) ceased serving on our Board. Mr. Martell’s stock options did not accelerate vesting on September 2, 2011 because he continued to serve as a director on our Board following the Equity Investment. In addition to stock options, each non-employee director serving on our Board prior to September 2, 2011 received the following for 2011 services:

•	$2,500 per fiscal quarter;

•	$2,000 per day for each meeting of our Board attended in person;

•	$500 for participation by telephone at meetings of our Board or Audit Committee; and

•	reasonable reimbursement of expenses associated with attendance and participation at meetings of our Board.

In addition, each of our chairpersons prior to September 2, 2011 was entitled to receive the following annual cash retainer: Board of Directors, $25,000; Audit Committee, $15,000; Compensation Committee, $10,000; and Nominating and Corporate Governance Committee, $5,000. The additional retainers for chairpersons of our Board and its committees were payable in four equal installments throughout the year.

Following the closing of the Equity Investment, our Board was reconstituted and a new director compensation plan was developed and adopted by our Board, in consultation with Semler Brossy Consulting Group, LLC (“Semler Brossy”) and upon the recommendation of our Compensation Committee. Under the current plan, each non-employee director receives a $20,000 annual cash retainer, payable quarterly in arrears. The chairpersons of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Acquisition Committee each receive an additional annual cash retainer of $12,500, $12,500, $7,500 and $7,500, respectively, payable quarterly in arrears. No fees are paid to our directors for their attendance at or participation in meetings of our Board or its committees. In addition to the annual cash retainers, each of the non-employee directors on our Board following the Equity Investment was granted 8,000 stock options and 2,500 RSUs on November 21, 2011. The stock options and RSUs generally vest on September 2, 2012 and accelerate vesting in full in the event of a Change of Control (as defined in the 2011 Omnibus Incentive Compensation Plan). Unvested stock options and RSUs will be forfeited upon termination of services for any reason. We also reimburse directors for expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has been an officer or employee of our company. During our last completed fiscal year, none of our executive officers served as a member of the compensation committee of any entity that has one or more executive officers serving on our Compensation Committee.

Corporate Governance Guidelines and Codes of Ethics

Our Board is committed to sound corporate governance principles and practices. Our Board adopted the XPO Logistics, Inc. Corporate Governance Guidelines (the “Guidelines”) on January 16, 2012. The Guidelines, which are in addition to the requirements of the SEC and the NYSE Amex Company Guide, serve as a framework within which our Board conducts its operations. Among other things, the Guidelines include criteria for determining the qualifications and independence of the members of our Board, requirements for the standing committees of our Board, responsibilities for members of our Board and the annual evaluation of the effectiveness of our Board and its committees. The Nominating and Corporate Governance Committee of our Board is responsible to review annually, or more frequently as appropriate, the Guidelines and recommend to our Board appropriate changes in light of applicable laws and regulations, the governance standards identified by leading governance authorities and our company’s evolving needs.

We have a Code of Business Conduct and Ethics that applies to all directors and employees, including our senior management team. In addition, our Board adopted the Senior Officer Code of Business Conduct and Ethics, which is applicable exclusively to our senior management team. These codes are designed to deter wrongdoing, to promote the honest and ethical conduct of all employees and to promote compliance with applicable governmental laws, rules and regulations. The Senior Officer Code of Business Conduct and Ethics constitutes a “code of ethics” as defined in Item 406(b) of Regulation S-K. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Senior Officer Code of Business Conduct and Ethics or waivers from any provision thereof applicable to our principal executive officer, our principal financial officer and principal accounting officer by posting such information on our website pursuant to SEC rules.

The Guidelines and our codes of ethics are available on our website at www.xpologistics.com. In addition, you may obtain a printed copy of the Guidelines and our codes of ethics, without charge, by sending a request to: Investor Relations, XPO Logistics, Inc., 429 Post Road, Buchanan, Michigan 49107.

Director Independence

Under the Guidelines, our Board is responsible to make independence determinations annually with the assistance of the Nominating and Corporate Governance Committee. Such independence determinations are made by reference to the independence standard under the Guidelines and the definition of “independent director” under Section 803A. of the NYSE Amex Company Guide. Our Board has affirmatively determined that each person who served as a director during any part of 2011, except Mr. Jacobs, our Chairman of the Board and Chief Executive Officer, and Messrs. Michael R. Welch and Daniel Para, former directors and officers of our company, satisfies the independence standards under the Guidelines and the NYSE Amex Company Guide. In making its independence determinations, our Board considered certain ordinary course commercial relationships between our company and two companies for which Mr. Martell serves as a director, as well as an in-kind charitable contribution by our company to a charity with which Mr. Martell is involved. The aggregate amount paid by our company during 2011 with respect to these relationships was less than $10,000, and our Board concluded that Mr. Martell qualifies as an independent director under applicable standards notwithstanding such relationships.

In addition to the independence standards provided in the Guidelines, our Board has determined that each director who serves on our Audit Committee satisfies standards established by the SEC providing that, in order to qualify as “independent” for the purposes of membership on that committee, members of audit committees may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from our company other than their director compensation or (2)  be an affiliated person of our company or any of its subsidiaries.

Director Selection Process

As provided in its charter, the Nominating and Corporate Governance Committee is responsible to recommend to our Board all nominees for election to the Board, including nominees for re-election to the Board, in each case after consultation with the Chairman of the Board and in accordance with our company’s contractual obligations. Pursuant to the Investment Agreement, JPE has the contractual right based on its current securities ownership, as described above under “Directors,” to designate for nomination by our Board a majority of the members of our Board. Subject to the foregoing, in considering new nominees for election to our Board, the Nominating and Corporate Governance Committee considers, among other things, broad experience, financial expertise, wisdom, integrity, ability to make independent analytical inquiries, understanding of our company’s business environment, relevant knowledge and experience in such areas as technology and marketing and other disciplines relevant to our company’s businesses, the nominee’s ownership interest in our company, and willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience, and viewpoints of Board members.

Subject to the contractual rights granted to JPE pursuant to the Investment Agreement, the Nominating and Corporate Governance Committee may identify potential nominees for election to our Board from a variety of sources, including recommendations from current directors or management, recommendations from our stockholders or any other source the committee deems appropriate.

Our Board does not have a specific policy for consideration of nominees submitted by our stockholders due to the contractual rights granted to JPE pursuant to the Investment Agreement, as described above. However, our stockholders can nominate candidates for election as director by following the procedures set forth in our 2nd Amended and Restated Bylaws (our “bylaws”), which are summarized below. We did not receive any director nominees from our stockholders for the annual meeting.

Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the Secretary of our company not less than ninety days or more than 180 days prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. As more specifically provided in our bylaws, any nomination must include (i) the nominator’s name and address and the number of shares of each class of our capital stock that the nominator owns, (ii) the name and address of any person with whom the nominator is acting in concert and the number of shares of each class of our capital stock that any such person owns, (iii) the information with respect to each such proposed director nominee that would be required to be provided in a proxy statement prepared in accordance with applicable SEC rules and (iv) the consent of the proposed candidate to serve as a member of our Board.

Any stockholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our bylaws, a copy of which may be obtained by sending a request to: Secretary, XPO Logistics, Inc., 429 Post Road, Buchanan, Michigan 49107.

Stockholder Communication with the Board

Stockholders and parties interested in communicating with our Board, any Board committee, any individual director or any group of directors (such as our independent directors) should send written correspondence to: Board of Directors c/o Secretary, XPO Logistics, Inc., 429 Post Road, Buchanan, Michigan 49107. Please note that we will not forward communications that are spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Stockholder Proposals for Next Year’s Annual Meeting

As more specifically provided in our bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board or by a stockholder entitled to vote who has delivered proper notice to us not less than ninety days or more than 180 days prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. Accordingly, assuming that our 2013 annual meeting of stockholders is held on or after May 31, 2013, any stockholder proposal to be considered at the 2013 annual meeting, including nominations of persons for election to our Board, must be properly submitted to us not earlier than November 30, 2012 nor later than March 4, 2013. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to: Secretary, XPO Logistics, Inc., 429 Post Road, Buchanan, Michigan 49107.

The foregoing requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement for the 2013 annual meeting of stockholders. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2013 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in such proxy materials pursuant to such rule, stockholder proposals must be received by our Secretary not later than December 28, 2012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2011, we have not been a party to any transaction or series of similar transactions in which the amount exceeded or will exceed $120,000 and in which any current director, executive officer, holder or more than five percent of our capital stock, or any member of the immediate family of the foregoing, had or will have a material interest, other than in connection with the transactions described below.

Pursuant to the Investment Agreement, we entered into a registration rights agreement with JPE and the other Investors party thereto, including each of our directors other than Mr. Shaffer. The registration rights agreement provides for piggyback registration rights if we register equity securities under the Securities Act of 1933, as amended (the “Securities Act”), and up to three demand registrations, subject to certain lock-up provisions and exceptions.

Pursuant to the terms of the Investment Agreement, on September 2, 2011, we paid JPE $1,000,000 as reimbursement for certain expenses incurred by JPE in connection with the transactions contemplated by the Investment Agreement, which reduced the net proceeds received for the preferred stock and warrants. With the approval of the Audit Committee of our Board, we also agreed to pay an incremental $261,000 of expenses incurred by JPE in connection with the transactions contemplated by the Investment Agreement. In addition, with the approval of our Board, we agreed to pay JPE $297,000 as reimbursement for certain executive search firm and other expenses incurred by JPE on behalf of our company.

In January 2008, in conjunction with our acquisition of Concert Group Logistics, Inc., we entered into a lease of approximately 6,000 square feet of office space located within an office complex at 1430 Branding Avenue, Downers Grove, Illinois 60515. Under the lease we paid approximately $104,000 of aggregate rent during 2011, and we expect to pay aggregate rent of approximately $107,000 during 2012. The entity that owns the building is in turn partly owned by Daniel Para, who served as a director of our company until September 2, 2011 and as an officer of our company until November 4, 2011. From April 2009 until May 2010, Mr. Para also provided contract services to us related to merger and acquisition activity, new station recruitment and sales development, for which we paid him $10,000 per month.

Under its charter, the Audit Committee of our Board is responsible to review and approve or ratify any transaction between our company and a related person that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our voting securities as of April 5, 2012 by (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group. None of the foregoing persons beneficially owned any shares of equity securities of our subsidiaries as of April 5, 2012.

Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is care of XPO Logistics, Inc., 429 Post Road, Buchanan, Michigan 49107.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Class Outstanding(1)	Shares of Preferred Stock Beneficially Owned(2)		Percentage of Class Outstanding
Beneficial Owners of 5% or More:
Jacobs Private Equity, LLC 350 Round Hill Road Greenwich, CT 06831	19,285,714	(3)	52.3%	67,500		90.0%
Directors:
G. Chris Andersen	71,427	(4)	*	250		*
Michael G. Jesselson	278,143	(5)	1.6%	725	(6)	*
Adrian P. Kingshott	85,714	(7)	*	300		*
James J. Martell	289,857	(8)	1.6%	725		*
Jason D. Papastavrou	186,089	(9)	1.0%	650	(10)	*
Oren G. Shaffer	—		—	—		—
Executive Officers:
Bradley S. Jacobs+(11)	19,285,714		52.3%	67,500		90.0%
M. Sean Fernandez	—		—	—		—
Mario A. Harik	1,680		*	—		—
Scott B. Malat	—		—	—		—
Michael R. Welch(12)	221,053	(13)	1.3%	—		—
John D. Welch(14)	61,402	(15)	*	—		—
Current Executive Officers and Directors as a Group (13 People)	20,199,146		53.5%	70,150		93.5%

*	Less than 1%
+	Director and Executive Officer
(1)

For purposes of this column, the number of shares of the class outstanding reflects the sum of (i) 17,614,483 shares of our common stock that were outstanding as of April 5, 2012, (ii) the number of shares of our common stock into which the outstanding shares of our preferred stock held by the relevant person, if any, were convertible on April 5, 2012, and (iii) the number of shares of our common stock, if any, which the relevant person could acquire on exercise of options or warrants on or before June 4, 2012.

(2)

Each share of our preferred stock that was outstanding on April 5, 2012 has an initial liquidation preference of $1,000 per share and is convertible into approximately 143 shares of our common stock at an effective conversion price of $7.00 per share of our common stock. Our preferred stock votes together as a single class with our common stock on an as-converted basis, except with respect to certain matters that impact the rights of holders of our preferred stock, in which case our preferred stock votes separately as a single class.

(3)

Includes 9,642,857 shares of our common stock issuable upon the exercise of 9,642,857 warrants at an exercise price of $7.00 per share of common stock, and 9,642,857 shares of our common stock issuable upon conversion of 67,500 shares of our preferred stock.

(4)

Includes 35,713 shares of our common stock issuable upon the exercise of 35,713 warrants at an exercise price of $7.00 per share of common stock, and 35,714 shares of our common stock issuable upon conversion of 250 shares of our preferred stock.

(5)

Includes (i) 12,000 shares of our common stock beneficially owned by the Michael G. Jesselson and Linda Jesselson 3/12/84 Trust, of which Mr. Jesselson is a trustee, (ii) 12,000 shares of our common stock beneficially owned by the Michael G. Jesselson and Linda Jesselson 11/26/85 Trust, of which Mr. Jesselson is a trustee, (iii) 12,000 shares of our common stock beneficially owned by the Michael G. Jesselson and Linda Jesselson 3/31/87 Trust, of which Mr. Jesselson is a trustee, (iv) 10,000 shares of our common stock beneficially owned by the Michael G. Jesselson and Linda Jesselson 6/30/93 Trust, of which Mr. Jesselson is a trustee, (v) 10,000 shares of our common stock owned by Mr. Jesselson’s spouse, (vi) 103,572 shares of our common stock issuable upon the exercise of 103,572 warrants at an exercise price of $7.00 per share of our common stock, which warrants are beneficially owned by the Michael G. Jesselson 12/18/80 Trust and the Michael G. Jesselson 4/8/71 Trust, of which trusts Mr. Jesselson is the beneficiary, and (vii) 103,571 shares of our common stock issuable upon conversion of 725 shares of our preferred stock, which shares of our preferred stock are beneficially owned by the Michael G. Jesselson 12/18/80 Trust and the Michael G. Jesselson 4/8/71 Trust, of which trusts Mr. Jesselson is the beneficiary.

(6)	See clause (vii) of footnote (5).
(7)

Includes 42,857 shares of our common stock issuable upon the exercise of 42,857 warrants at an exercise price of $7.00 per share of our common stock, and 42,857 shares of our common stock issuable upon conversion of 300 shares of our preferred stock.

(8)

Includes (i) 103,572 shares of our common stock issuable upon the exercise of 103,572 warrants at an exercise price of $7.00 per share of our common stock, (ii) 103,572 shares of our common stock issuable upon conversion of 725 shares of our preferred stock and (iii) 73,785 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 4, 2012.

(9)

Includes (i) 375 shares of our common stock beneficially owned by the Brett A. Athans Declaration of Trust, of which Dr. Papastavrou is the trustee, (ii) 92,857 shares of our common stock issuable upon the exercise of 92,857 warrants at an exercise price of $7.00 per share of our common stock, which warrants are beneficially owned by Springer Wealth Management LLC, of which Dr. Papastavrou is the owner of 100% of the equity securities, and (iii) 92,857 shares of our common stock issuable upon conversion of 650 shares of our preferred stock, which shares of preferred stock are beneficially owned by Springer Wealth Management LLC, of which Dr. Papastavrou is the owner of 100% of the equity securities.

(10)	See clause (iii) of footnote (9).
(11)

Mr. Jacobs has indirect beneficial ownership of the shares of our common stock and our preferred stock beneficially owned by Jacobs Private Equity, LLC as a result of being the Managing Member of Jacobs Private Equity, LLC. See footnote (3).

(12)

Mr. Michael R. Welch served as our Chief Executive Officer during 2011 until the Equity Investment, and continued to serve as one of our officers until the separation of his employment with our company on November 2, 2011.

(13)	Includes 3,656 shares of our common stock held through the XPO Logistics, Inc. Employee Stock Ownership Plan.
(14)	Mr. John D. Welch served as our Chief Financial Officer until February 13, 2012, and has remained employed with our company since that date. He is not currently an executive officer of our company.
(15)

Includes (i) 2,498 shares of our common stock held through the XPO Logistics, Inc. Employee Stock Ownership Plan and (ii) 17,875 shares of our common stock issuable upon the exercise of options that are or will become exercisable on or before June 4, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE Amex. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. No Form 3 was filed in respect of JPE’s entrance into the Voting Agreement disclosed by JPE on Schedule 13D filed on June 13, 2011. JPE had no pecuniary interest in the underlying shares. A Form 3 was filed on September 12, 2011 in respect of JPE in connection with the closing of the Equity Investment. Based solely on a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, except as noted above, during 2011, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive officer compensation programs are administered by the Compensation Committee of our Board (referred to as the “Committee” in this section). The primary purposes of the Committee are, among other things: (i) to assist our Board in fulfilling its responsibilities relating to the compensation of the Chief Executive Officer and the other executive officers of our company, (ii) to oversee the administration of our company’s compensation plans, in particular its incentive compensation and equity-based plans, and (iii) to review and make recommendations to our Board concerning director compensation.

From January 1, 2011 until September 1, 2011, the Committee consisted of Mr. Calvin (Pete) R. Whitehead (chair), Mr. John F. Affleck-Graves and Mr. James J. Martell. On September 2, 2011, in connection with the Equity Investment, our Board and the Committee were reconstituted. Since September 2, 2011, the Committee has consisted of Mr. G. Chris Andersen (chair), Mr. Adrian P. Kingshott and Mr. Oren G. Shaffer.

For the fiscal year ended December 31, 2011, our “named executive officers” or “NEOs” were: Mr. Bradley S. Jacobs, Chairman and Chief Executive Officer (who we sometimes refer to in this section as our “CEO”); Mr. John D. Welch, our former Chief Financial Officer (who we sometimes refer to in this section as our “former CFO”); Mr. M. Sean Fernandez, Chief Operating Officer; Mr. Mario A. Harik, Chief Information Officer; Mr. Scott B. Malat, Senior Vice President – Strategic Planning; and Mr. Michael R. Welch, our former Chief Executive Officer (who we sometimes refer to in this section as our “former CEO”).

Mr. Michael R. Welch served as our Chief Executive Officer during 2011 until the closing of the Equity Investment, and continued to serve as one of our officers until the separation of his employment with our company on November 2, 2011. Mr. Jacobs became our Chief Executive Officer and Chairman of the Board on September 2, 2011. Mr. John D. Welch served as our Chief Financial Officer during 2011 and until February 13, 2012 (at which time Mr. John J. Hardig became our Chief Financial Officer), and has remained employed with our company since that date. We expect Mr. John D. Welch will separate from our company at a mutually agreeable date in the second quarter of 2012. Following the Equity Investment, Messrs. Fernandez, Harik and Malat (who, together with our CEO, we sometimes refer to in this section as our “new named executive officers” or “new NEOs”) joined our company on November 7, 2011, November 14, 2011 and October 20, 2011, respectively.

Recent Changes in Company Strategy and Management

Following the Equity Investment in September 2011, we began to implement a growth strategy that will leverage our strengths—including management expertise, substantial liquidity and potential access to additional capital—in pursuit of profitable growth. Our growth strategy focuses on three key areas: targeted acquisitions, organic growth and optimized operations. The execution of our strategy is highly dependent on our ability to engage and retain talented and experienced senior management. Among our key accomplishments during 2011 was the recruitment and hiring, under the guidance of the Committee as described below, of most of our new executive team, and the negotiation and implementation of compensation packages that the Committee believes were necessary to attract each executive and appropriately retain and motivate him by encouraging and rewarding exceptional performance and aligning his interests with the long-term interests of our stockholders.

Philosophy and Objectives of Our Executive Compensation Program

Our philosophy on executive compensation is to align the interests of our executive management with the interests of our stockholders and to ensure that the total compensation paid to our executive officers is reasonable and competitive. The three key objectives of our executive compensation program are:

•

Align executive compensation with stockholder value. Within our overall compensation strategy, we utilize long-term equity-based compensation and annual cash incentives to align financial interests and objectives of our NEOs with those of our stockholders.

•

Attract, retain and motivate high-performing executive talent. We operate in a competitive employment environment and exceptional executive talent is essential to achieving our growth goals. The compensation offered to our NEOs is designed to attract and motivate the NEOs to maximize our performance and deliver on our long-term strategy.

•

Link pay to performance. Our compensation program is designed to provide a strong correlation between the performance of the NEOs and the compensation they receive. We accomplish this linkage by including compensation elements that reward our NEOs based on their overall performance and are heavily weighted towards equity incentives to align value earned by executives with stockholder return.

Process for Determining Executive Compensation

The total compensation package for each of our NEOs reflects assessments of individual responsibilities, contributions to corporate performance and overall company success in reaching strategic goals. Our current executive compensation program is largely based on direct negotiations that took place with our new NEOs following the Equity Investment as we hired our new executive team. Except for our CEO’s compensation package, the negotiations with our new NEOs were led by our CEO with oversight from the Committee and from the Committee’s independent compensation consultant, Semler Brossy.

In developing an appropriate compensation package for our CEO, the Committee noted that although Mr. Jacobs, through JPE, owns a substantial equity stake in our company as a result of the Equity Investment, his equity ownership stake is in no way related to his continued employment by or service to our company. Accordingly, the Committee determined that it would be critically important to provide Mr. Jacobs an appropriately competitive compensation package reflecting his importance to our company and our need to retain him. Mr. Jacobs’ compensation package and employment agreement were developed and approved by the Committee with guidance and input from Semler Brossy. In providing its guidance and making its recommendations, Semler Brossy considered, among other factors, compensation levels and the mix of compensation paid by other companies to their respective chief executive officers, as reflected in general industry surveys, as well as the compensation levels of the other new NEOs. Our CEO was not present during any voting or deliberations by the Committee regarding his compensation package.

Role of Compensation Committee

Pursuant to its charter, the Committee is responsible for administering our company’s executive compensation program in a manner consistent with our compensation philosophy. While the key terms of each NEO’s compensation were primarily determined during the hiring process through arm’s-length negotiations, the Committee is tasked with setting performance goals for NEOs and reviewing all other compensation and benefits for NEOs on an ongoing basis. The Committee acts independently, but works closely with our Board and the senior leadership team in making many of its decisions. To assist it in discharging its responsibilities, the Committee has retained the services of Semler Brossy, as discussed further below.

During 2011, the Committee was comprised entirely of non-employee directors, none of whom has at any time been an officer or employee of our company. Further, our Board has determined that each member of the Committee is: (i) “independent” as defined under the NYSE Amex Company Guide, (ii) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee met four times during 2011 following the closing of the Equity Investment.

Role of Management

Executive management and the Committee work together to establish, review and evaluate compensation packages and policies. Executive management provides input into the design of our pay program and, in particular, Mr. Jacobs provides recommendations as to proposed compensation actions with respect to our new executive team, other than with respect to his own compensation. However, the Committee carefully reviews the recommendations of management, without members of management present, before giving its final approval. We believe such a process ensures that our executive compensation program effectively aligns with our compensation philosophy.

Role of Independent Compensation Consultant

The Committee directly retained Semler Brossy as its independent advisor in the third quarter of 2011, shortly following the closing of the Equity Investment. Semler Brossy has supported the Committee and management in: developing a formal peer group; establishing our non-employee director compensation program; establishing performance goals for our NEOs’ performance-based restricted stock unit awards and 2012 cash incentive awards; reviewing the reasonableness of the compensation packages for the NEOs and our other senior officers; making a recommendation as to an appropriate additional share request under our company’s equity-based compensation plans; and reviewing this Compensation Discussion and Analysis and the related tables and narratives. At this time, Semler Brossy performs no work for management.

Comparative Analysis

In light of the significant changes to our company during 2011, including the Equity Investment, the new senior management team and our company’s new growth strategy, the Committee determined that 2011 was a transition year and, therefore, decided not to utilize a peer group in 2011. With the assistance of Semler Brossy, in early 2012, the Committee designated a formal peer group to support compensation decisions going forward. The Committee does not expect to target a specific percentile positioning against the peer group but instead will use the pay levels in the peer group as one factor in its decision-making. Also, the Committee does not target a specific mix between cash and equity or short- and long-term compensation.

Principal Components of Compensation

Base Salary

Base salaries provide our NEOs with fixed cash compensation for service during the year, with consideration to the scope of each NEO’s responsibilities, tenure, experience and other qualifications essential to his role. The Committee generally reviews base salaries annually and adjusts salary levels when it is deemed appropriate in relation to the other elements of the executive compensation package.

2011 Compensation Decisions: Annual base salaries for our named executive officers were set in accordance with their respective employment agreements. Annual base salary rates as of December 31, 2011 were as follows: Mr. Jacobs, $495,000; Mr. John D. Welch, $180,000; Mr. Fernandez, $475,000; Mr. Harik, $300,000; Mr. Malat, $300,000; and Mr. Michael R. Welch, $240,000 (reflects Mr. Welch’s base salary rate as of the date his employment terminated).

In recognition of his increased responsibilities in connection with the Equity Investment, Mr. John D. Welch’s annual base salary was increased from $160,000 to $180,000 pursuant to an amendment to his employment agreement dated July 18, 2011. The salary increase became effective upon the closing of the Equity Investment.

Annual Cash Incentive Bonuses

Our annual cash incentive bonus program is designed to motivate our NEOs to meet and exceed our annual operating and financial goals. The Committee establishes the specific performance goals for our NEOs and determines achievement against the goals.

Pursuant to the terms of the employment agreements, each of our new NEOs, other than Mr. Jacobs, is eligible to receive an annual cash incentive bonus targeted at 100% of his annual base salary beginning in fiscal year 2012, subject to the achievement of specified performance goals as determined by the Committee. Although Mr. Jacobs is eligible to receive a performance-based annual cash incentive award beginning in fiscal year 2012, his target award is not specified in his employment agreement and is determined by the Committee in its discretion.

2012 Compensation Decisions: In light of the partial year of service for our new NEOs, the annual cash incentive bonus program for 2011 was discretionary for our new NEOs. The Committee met during the first quarter of 2012 to decide whether any discretionary bonuses with respect to fiscal year 2011 should be awarded. The Committee decided not to pay 2011 cash bonuses to Messrs. Fernandez and Harik because each such executive officer received a make-whole payment pursuant to his employment agreement for benefits and payments forfeited from his prior employer in connection with commencing employment with our company. For Mr. Jacobs and Mr. Malat, who were not entitled to make-whole payments, the Committee decided to award discretionary cash bonuses with respect to 2011. In the case of Mr. Jacobs, this bonus was based on a target of 100% of his annual base salary and the portion of 2011 during which he served our company. Accordingly, the Committee awarded to Mr. Jacobs a discretionary cash bonus for 2011 of $162,625 based on his service from September 2, 2011 through year-end. In addition, the Committee awarded to Mr. Malat a discretionary cash bonus for 2011 of $250,000 based on his service from October 20, 2011 through year-end. In determining the amount of Mr. Malat’s 2011 bonus, the Committee, as required by the terms of Mr. Malat’s employment agreement, took into consideration the benefits and payments Mr. Malat forfeited from his prior employer in connection with commencing employment with our company.

Under his employment agreement with our company, as amended on July 18, 2011, Mr. John D. Welch was eligible to earn, subject to the achievement of performance goals, a target bonus with respect to 2011 equal to $68,000. The performance goals were based on our revenue and operating income on a consolidated basis for 2011. The table below shows the annual cash incentive payout schedule based on the 2011 operating income and revenue goals, which are weighted equally. In view of Mr. John D. Welch’s significant contributions to our company in connection with the Equity Investment, the Committee determined to pay Mr. Welch a $50,000 bonus for 2011, even though the achievement levels against the specified performance goals would have resulted in an award of $26,300 based on our company’s performance as set forth in the table below. Mr. Michael R. Welch, our former CEO, did not receive a bonus for 2011, because his employment terminated on November 2, 2011.

2011 Annual Cash Incentive Bonus for Mr. John D. Welch

	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achievement in 2011
Company’s 2011 Operating Income	$11,623,000	$12,914,000	$19,371,000	$1,724,000
Company’s 2011 Revenue	$168,443,000	$187,159,000	$280,739,000	$177,076,000

Long-Term Incentive Program

Our NEOs may be awarded equity at the discretion of the Committee under our equity-based compensation plans. We currently have one equity-based compensation plan under which we grant awards to our employees, the 2011 Omnibus Incentive Compensation Plan, which was approved by our stockholders in connection with the Equity Investment. Equity awards are intended to further align the interests of our NEOs with the interests of our stockholders and emphasize long-term performance.

2011 Compensation Decisions: In 2011 in connection with their hiring, we granted stock options, RSUs and performance-based restricted stock units (“PRSUs”) to our new NEOs under our company’s 2011 Omnibus Incentive Compensation Plan. The mix of specific equity-based grants varied among the new NEOs based on their respective employment agreements, each of which was individually negotiated. As described in this proxy statement under the heading “Grants of Plan-Based Awards,” PRSUs were granted to certain of our executive officers so that a portion of their compensation would be considered “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

Stock options and RSUs generally vest in equal 20% increments each year beginning on September 2, 2012, subject to continued employment of the NEO with our company on each applicable vesting date. PRSUs generally vest on the same vesting schedule applicable to the stock options and RSUs, provided that the specified performance goal is achieved and subject to continued employment of the NEO with our company on each applicable vesting date. For PRSUs granted during 2011, the performance goal was defined as our company’s revenue for any two consecutive quarters in fiscal 2012 exceeding our company’s revenue from the first two quarters of fiscal 2011, or $85.6 million. In selecting this revenue-based performance goal for the PRSUs, the Committee selected a goal that it viewed as realistically achievable while also accomplishing its objective of optimizing the tax treatment for such compensation under Section 162(m) of the Code. Once the performance target is achieved, the PRSUs are earned and then are subject to continued vesting as described above.

If the performance target is not met by September 2, 2012, the first vesting date, the first tranche of the PRSUs will vest when the Committee certifies that the performance target has been met, provided that, if the performance target is not met during or prior to the quarter ending December 31, 2012, the PRSUs will be forfeited. The PRSUs pay out at target amounts and do not provide additional payouts in the event the performance target is exceeded. These awards are described in more detail in the “Grants of Plan-Based Awards” table following this Compensation Discussion and Analysis and under the heading “Employment Agreements with Named Executive Officers”.

In connection with entering into our new NEOs’ employment agreements, the Committee approved the following equity-based awards in 2011 for our new NEOs: Mr. Jacobs – 250,000 stock options and 50,000 RSUs; Mr. Fernandez – 55,000 stock options, 55,000 RSUs and 95,000 PRSUs; Mr. Harik – 135,000 stock options and 95,000 RSUs; and Mr. Malat – 25,000 stock options, 70,000 RSUs and 17,500 PRSUs. In addition, pursuant to his employment agreement, the Committee granted Mr. Jacobs an award of 160,000 PRSUs in January 2012.

In addition, each of Mr. Michael R. Welch, our former CEO, and Mr. John D. Welch, our former CFO, received 50,000 stock options and 43,750 stock options, respectively, in July 2011 in connection with the Equity Investment. The stock options were scheduled to vest in three equal increments each year beginning on September 2, 2012, subject to continued employment with our company on each applicable vesting date. The stock options granted to Mr. Michael R. Welch were forfeited in connection with the separation of his employment on November 2, 2011, as disclosed in the “Grants of Plan-Based Awards” table following this Compensation Discussion and Analysis.

The specific terms of the foregoing equity-based awards are described in this proxy statement under the heading “Grants of Plan-Based Awards.”

Equity Granting Policy

All equity grants to executive officers are approved by the Committee. The Committee does not target a specific time during the year to make equity grants.

Benefits

Our NEOs are provided with benefits, including participation in the XPO Logistics, Inc. 401(k) Plan and insurance benefit programs that are offered to other eligible employees. In addition, our NEOs are entitled to reimbursement of ordinary business expenses. Our new NEOs are not entitled to any perquisites. Pursuant to his employment agreement, Mr. Michael R. Welch was entitled to reimbursement by our company of up to $9,000 annually for membership to a country club.

Other Compensation-Related Items

Employment Agreements

We entered into an employment agreement with each of our new NEOs at the time of engagement. Each employment agreement has a term through September 2, 2016 and expires at the end of the term without automatic renewal. We believe that it is in the best interests of our company to enter into multi-year employment agreements with our executive officers, because the agreements provide an incentive for long-term retention, while still allowing the Committee to exercise discretion in designing incentive compensation programs. The material compensation-related terms of these agreements are discussed in the tables that follow this Compensation Discussion and Analysis and the narratives that follow such tables, and each agreement has been filed with the SEC and is available on our website or the SEC’s website.

Each employment agreement includes the following key provisions:

•	Base salary level;

•	Participation in an annual incentive bonus plan beginning in 2012;

•	Initial awards of employee stock options, RSUs and/or PRSUs, as applicable;

•

Payment of severance benefits and accelerated vesting of a portion of equity-based awards if the NEO’s employment is terminated upon his death or disability or by us without “Cause” or if the NEO resigns for “Good Reason” (each term is as defined in the applicable employment agreement);

•

Payment of enhanced severance benefits in certain circumstances if the NEO’s employment is terminated by us (or our successor) without Cause or if the NEO resigns for Good Reason within a certain period following a “Change of Control” (as defined in the 2011 Omnibus Incentive Compensation Plan);

•	Accelerated vesting of equity-based awards upon the occurrence of a Change of Control; and

•

Comprehensive confidentiality, non-competition, employee non-solicitation/no-hire and non-disparagement covenants that are applicable during the NEO’s employment and for up to three years thereafter (except in the case of confidentiality, which is a perpetual obligation).

The severance benefits payable pursuant to the employment agreements are intended to provide each of our new NEOs with compensation and benefits for a reasonable period of time following termination of employment. In the event of a Change of Control, the severance benefits are greater than those payable to the NEO in the event of a termination of employment prior to a Change of Control and are only payable if the NEO is terminated without Cause or for Good Reason within a certain period following a Change of Control. We believe these double-trigger benefits provide appropriate incentives to each NEO to remain with and focus on managing our company in the event of a possible acquisition. In addition, we believe the single-trigger accelerated vesting of equity-based awards in the event of a Change of Control appropriately compensates and focuses each NEO in the event of a possible acquisition. The post-termination benefits payable to each NEO are discussed in the “Estimated Executive Benefits and Payments Upon Termination or Change of Control” table and the narrative that follows such table.

Clawback Provisions

Each of our new NEOs, in his employment agreement, is covered by a clawback provision under which the NEO may be required, upon certain triggering events, to repay all or a portion of incentive compensation that was previously paid (including proceeds from previously-exercised and vested equity awards), and to forfeit unvested equity awards. These clawback provisions are generally triggered if the NEO has engaged in fraud or other willful misconduct that contributes materially to any significant financial restatements or material loss to our company or any of our affiliates, if the NEO is terminated for Cause or in the event that the NEO breaches the restrictive covenants that are applicable under his employment agreement. To the extent that the rules to be promulgated by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act are broader than the clawback provisions contained in the employment agreements that are applicable to our new NEOs, our new NEOs will be subject to additional clawback provisions pursuant to such rules.

Mr. Michael R. Welch, our former CEO, and Mr. John D. Welch, our former CFO, are not subject to the clawback provisions described above except with respect to the stock options granted to them in connection with the Equity Investment, as described under the section entitled “Principal Components of Compensation—Long-Term Incentive Program”.

Equity Ownership Requirements

We believe that maintaining equity ownership in our company will help align our NEOs’ interests with the interests of our stockholders. Accordingly, we have structured the equity grants to our NEOs to promote ownership in our company by adopting a multi-year vesting schedule. Our company does not presently have a stock ownership policy that is applicable to our NEOs, but the Committee intends to consider and may adopt such a policy in the future.

Tax Considerations

We generally structure our base salary and incentive compensation programs to maximize the deductibility of compensation under Section 162(m) of the Code, from and after the time that our compensation programs become subject to Section 162(m). However, the Committee and our Board will take into consideration a multitude of factors in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

Conclusion

The Committee believes that our compensation programs appropriately reward executive performance and align the interests of our NEOs and key employees with the long-term interests of our stockholders, while also enabling our company to attract and retain talented executives. As such, we encourage our stockholders to support our company’s advisory “say on pay” resolution, which is set forth in this proxy statement as Proposal 4. Under applicable SEC rules, the 2012 annual meeting is the first opportunity that our stockholders have to vote on an advisory “say on pay” resolution. The Committee will continue to evolve and administer our compensation program in a manner that the Committee believes will be in the best interests of our stockholders.

Compensation Committee Report

The following statement made by our Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K as set forth above. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Committee:

G. Chris Andersen, Chair

Adrian P. Kingshott

Oren G. Shaffer

Compensation Tables

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the total compensation awarded to, earned by, or paid to our Chief Executive Officer, former Chief Financial Officer and three most highly compensated executive officers, other than our Chief Executive Officer and former Chief Financial Officer, for the year ended December 31, 2011. Mr. John D. Welch served as our Chief Financial Officer during 2011 and until February 13, 2012, and has remained employed with our company since that date. In addition, the Summary Compensation Table sets forth summary compensation information for our former Chief Executive Officer, Mr. Michael R. Welch, who separated from our company on November 2, 2011. This Summary Compensation Table is accompanied by an “All Other Compensation” Table, a “Grants of Plan-Based Awards” Table and additional narrative discussion as necessary to assist in the understanding of the information presented in each of such tables. The share amounts and exercise prices listed in the Summary Compensation Table and the other tables that follow, as well as the footnote and narrative disclosure to such tables, reflect a four-for-one reverse split of our common stock on September 2, 2011.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Bradley S. Jacobs(5)	2011	154,212	162,265	464,000	1,111,998		—	25,000	1,917,475
Chief Executive Officer
and Chairman
John D. Welch(6)	2011	168,848	23,700	—	399,396		26,300	3,852	622,096
Chief Financial Officer	2010	130,000	20,000	—	27,500		76,000	2,900	258,410
M. Sean Fernandez(7)	2011	63,942	250,000	1,590,900	277,605		—	4,186	2,186,633
Chief Operating Officer
Mario A. Harik(8)	2011	34,615	100,000	930,050	633,179		—	20,265	1,718,109
Chief Information Officer
Scott B. Malat(9)	2011	69,231	250,000	931,875	128,727		—	—	1,379,833
Senior Vice President—
Strategic Planning
Michael R. Welch(10)	2011	210,269	—	—	472,686	(11)	—	41,606	724,561
Former Chief Executive	2010	205,000	30,000	—	27,900		151,900	4,000	418,800
Officer	2009	200,000	—	—	—		—	5,800	205,800

(1)

The amounts reflected in this column represent discretionary bonuses and make-whole payments paid to our NEOs, which amounts did not accrue interest. Amount paid to Mr. Jacobs represents a discretionary bonus for services rendered by Mr. Jacobs from his start date through December 31, 2011. Amount paid to Mr. John D. Welch represents a discretionary bonus for his significant contributions to our company in connection with the Equity Investment. Amounts paid to Messrs. Fernandez and Harik represent cash make-whole payments made pursuant to their respective 2011 Employment Agreements (as defined below in the “Employment Agreements with Named Executive Officers” section). Amount paid to Mr. Malat represents a discretionary bonus for services rendered by Mr. Malat from his start date through December 31, 2011 and also takes into consideration the benefits and payments Mr. Malat forfeited from his prior employer. For more information regarding the discretionary 2011 bonuses and make-whole payments, see the discussion in this proxy statement under the heading “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses—2012 Compensation Decisions.”

(2)

The amounts reflected in each respective column represent the aggregate grant date fair value of the awards made during each respective year and the incremental value of any awards modified during each respective year, as computed in accordance with ASC 718. For a further discussion of the assumptions used in the calculation of the grant date fair values for each year, please see “Notes to Consolidated Financial Statements—Footnote No. 1 Significant Accounting Policies—Stock-Based Compensation” of our company’s Annual Report on Form 10-K for the year ended December 31, 2011. For further discussion of grants made in 2011, see the accompanying “Grant of Plan-Based Awards” Table. The values reported in the columns represent the following awards granted to our new NEOs during 2011: Mr. Jacobs, 250,000 stock options and 50,000 RSUs; Mr. Fernandez, 55,000 stock options, 55,000 RSUs and 95,000 PRSUs; Mr. Harik, 135,000 stock options and 95,000 RSUs; and Mr. Malat, 25,000 stock options, 70,000 RSUs and 17,500 PRSUs. For the PRSUs, the amounts reflected in the column represent the target level of performance, which is also the maximum level of performance. The value reported for Mr. John D. Welch represents 43,750 stock options granted in July 2011 and the incremental value of the stock options granted to Mr. Welch prior to June 13, 2011 that accelerated vesting on September 2, 2011 in connection with the Equity Investment. The value reported for Mr. Michael R. Welch represents 50,000 stock options granted in July 2011, which were forfeited when Mr. Welch separated from our company on November 2, 2011, and the incremental value of the stock options granted to Mr. Welch prior to June 13, 2011 that accelerated vesting on September 2, 2011 in connection with the Equity Investment.
(3)

The amounts reflected in this column represent performance-based annual cash bonus awards earned in 2011 pursuant to our Executive Annual Bonus Plan, which is described in more detail in the narrative following the “All Other Compensation” Table.

(4)	The components of “All Other Compensation” for 2011 are detailed below in the “All Other Compensation” Table.
(5)

Mr. Jacobs was appointed our Chief Executive Officer and Chairman of the Board on September 2, 2011. Mr. Jacobs’ annual base salary is $495,000. Mr. Jacobs did not receive any compensation for his services as a board member.

(6)

Mr. John D. Welch served as our Chief Financial Officer from January 1, 2011 to February 13, 2012, and currently remains an employee of our company in a non-executive capacity. We expect Mr. Welch will separate from our company at a mutually agreeable date in the second quarter of 2012. Prior to January 1, 2011, Mr. Welch served as our Interim Chief Financial Officer from April 19, 2010 to December 31, 2010 and as our Corporate Controller prior to that appointment. Mr. Welch’s annual base salary was $130,000 from January 1, 2011 to March 25, 2011, $160,000 from March 16, 2011 to September 1, 2011 and increased to $180,000 as of September 2, 2011 in connection with the closing of the Equity Investment.

(7)	Mr. Fernandez commenced employment as our Chief Operating Officer on November 7, 2011. Mr. Fernandez’s annual base salary is $475,000.
(8)	Mr. Harik commenced employment as our Chief Information Officer on November 14, 2011. Mr. Harik’s annual base salary is $300,000.
(9)	Mr. Malat commenced employment as our Senior Vice President–Strategic Planning on October 20, 2011. Mr. Malat’s annual base salary is $300,000.
(10)

Mr. Michael R. Welch served as our Chief Executive Officer until September 2, 2011 and then remained an employee of our company in a non-executive capacity until his separation on November 2, 2011. Mr. Welch’s annual base salary was $240,000 from January 1, 2011 through his separation from our company. Mr. Welch was a member of the Board during 2011. He did not receive any compensation for his services as a board member.

(11)

Amount represents the grant date fair value of the 50,000 stock options granted to Mr. Michael R. Welch on July 22, 2011, or $442,995, which were forfeited when Mr. Welch separated from our company on November 2, 2011.

We compensate our NEOs pursuant to the terms of their respective employment agreements, and the information reported in the Summary Compensation Table reflects the terms of such agreements. For more information about our NEOs’ employment agreements, see the discussion in this proxy statement under the heading “Employment Agreements with Named Executive Officers.” In 2011, our NEOs’ salaries and bonuses represented the following approximate percentages of their total compensation: Mr. Jacobs, 17%; Mr. John D. Welch, 35%; Mr. Fernandez, 3%; Mr. Harik, 2%; Mr. Malat, 23%; and Mr. Michael R. Welch, 29%. Since 2011 was a transition year for us and our new NEOs did not commence employment with us until the third or fourth quarter of 2011, we do not believe that the 2011 percentages are necessarily indicative of the proportion of salaries and bonuses as compared to total compensation of our new NEOs going forward.

In addition to a base salary, each of Messrs. John D. Welch and Michael R. Welch was eligible for a performance-based annual bonus for fiscal year 2011. The annual bonus is designed to motivate individual and team performance in attaining the current year’s performance goals and business objectives. Annual bonus payouts are based on the achievement of performance targets established by the Committee. Based on achievement of performance goals during 2011, Mr. John D. Welch earned an annual cash incentive bonus of $26,300. Mr. Michael R. Welch did not earn an annual cash incentive bonus for 2011, because he separated from our company prior to year end. None of our new NEOs were eligible to earn a performance-based annual cash bonus during 2011, because they did not commence employment until on or after the closing of the Equity Investment. The cash bonuses awarded to our new NEOs for 2011 were determined by the Committee in its discretion. For additional details regarding the 2011 annual cash incentive bonus, see the discussion in this proxy statement under the heading “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses.”

All Other Compensation Table

The following table outlines the amounts included in the “All Other Compensation” column in the Summary Compensation Table for our NEOs in 2011:

Name and Principal Position	Year	Matching Contributions to 401(k) Plan ($)(1)	Perquisites and Other Personal Benefits ($)		Total ($)
Bradley S. Jacobs	2011	—	25,000	(2)	25,000
Chief Executive Officer and
Chairman

John D. Welch	2011	3,127	725	(3)	3,852
Chief Financial Officer	2010	1,900	1,000		2,900

M. Sean Fernandez	2011	—	4,186	(4)	4,186
Chief Operating Officer

Mario A. Harik	2011	—	20,265	(5)	20,265
Chief Information Officer

Michael R. Welch	2011	4,898	36,708	(6)	41,606
Former Chief Executive
Officer	2010	—	4,000		4,000
	2009	1,800	4,000		5,800

(1)

Amounts in this column represent matching contributions made by us to our company’s 401(k) plan. Only amounts contributed directly by our NEOs are eligible for matching contributions, and our NEOs are eligible for matching contributions on the same basis as all other eligible employees of our company.

(2)	Represents reimbursement for attorney’s fees incurred in connection with the negotiation of Mr. Jacobs’ employment agreement with our company.
(3)	Represents reimbursement of $623 for cell phone charges and $102 for company-paid life insurance.
(4)

Represents reimbursement of (1) $1,746 for attorney’s fees incurred in connection with the negotiation of Mr. Fernandez’s employment agreement with our company and (2) $2,440 for COBRA premiums payable to his former employer.

(5)	Represents reimbursement for attorney’s fees incurred in connection with the negotiation of Mr. Harik’s employment agreement with our company.
(6)

Represents (1) $24,000 in severance payments, (2) $1,069 in subsidized COBRA payments following separation from our company, (3) $6,111 for dues for country club membership, (4) reimbursement of $379 for cell phone charges, (5) $4,056 for Notre Dame season tickets, (6) $1,000 for automobile allowance and (7) $93 for company-paid life insurance.

Grants of Plan-Based Awards

The following Grants of Plan-Based Awards Table accompanies the Summary Compensation Table and provides additional detail regarding grants of equity awards (such as grants of stock options and restricted stock units) and under other compensation arrangements made during 2011:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name and Principal Position	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bradley S. Jacobs	11/21/2011	—	—	—	—	—	—	50,000	—	—	464,000
Chief Executive Officer and Chairman	11/21/2011	—	—	—	—	—	—	—	250,000	9.28	1,111,998

John D. Welch	—	34,000	68,000	136,000	—	—	—	—	—	—	—
Chief Financial Officer	7/22/2011	—	—	—	—	—	—	—	43,750	16.92	387,621

M. Sean Fernandez	11/7/2011	—	—	—	—	—	—	55,000	—	—	579,150
Chief Operating	11/7/2011	—	—	—	—	95,000	—	—	—	—	1,011,750
Officer	11/7/2011	—	—	—	—	—	—	—	55,000	10.53	277,605

Mario A. Harik	11/14/2011	—	—	—	—	—	—	95,000	—	—	930,050
Chief Information Officer	11/14/2011	—	—	—	—	—	—	—	135,000	9.79	633,179

Scott B. Malat	10/21/2011	—	—	—	—	—	—	70,000	—	—	745,500
Senior Vice President—Strategic	10/21/2011	—	—	—	—	17,500	—	—	—	—	186,375
Planning	10/21/2011	—	—	—	—		—	—	25,000	10.65	128,727

Michael R. Welch(5)	—	60,000	120,000	240,000	—	—	—	—	—	—	—
Former Chief Executive Officer	7/22/2011	—	—	—	—	—	—	—	50,000	16.92	442,995

(1)

As described in this proxy statement under the heading “Compensation Discussion and Analysis,” we granted equity awards to each of our new NEOs, other than Mr. Jacobs, at the time he commenced employment with our company. We granted equity awards to Mr. Jacobs at the time we entered into an employment agreement with him. All stock options, RSUs and PRSUs granted to our new NEOs were granted under our 2011 Omnibus Incentive Compensation Plan. In connection with the Equity Investment, we granted stock options to Messrs. John D. Welch and Michael R. Welch under our Amended and Restated 2001 Stock Option Plan.

(2)	Awards in these columns consist of PRSUs. The PRSUs do not have threshold or maximum amounts.
(3)	Awards in this column consist of RSUs.
(4)

Amounts represent the grant date fair value of equity awards made in 2011, as computed in accordance with ASC 718, which for the PRSUs is based on the target amount (the probable outcome of the performance goals on the grant date).

(5)

The stock options granted to Mr. Michael R. Welch in 2011 were forfeited when Mr. Welch separated from our company on November 2, 2011. In addition, Mr. Michael R. Welch did not earn any portion of his 2011 annual incentive bonus.

The stock options, RSUs and PRSUs granted to our new NEOs vest in five equal annual installments beginning on September 2, 2012, and the PRSUs also are subject to the achievement of revenue-based performance goals. The stock options granted to Messrs. John D. Welch and Michael R. Welch vest in three equal annual installments beginning on September 2, 2012. The vesting of awards may, in certain instances, be accelerated upon certain events. See the discussions in this proxy statement under the headings “Compensation Discussion and Analysis” and “Employment Agreements with Named Executive Officers” for the principal terms of our NEOs’ employment agreements.

For additional information relevant to the awards that are shown in the above table (including a discussion of the performance criteria established and the actual payouts, if applicable, under such awards), please see the discussions in this proxy statement under the headings “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses,” “Compensation Discussion and Analysis—Long-Term Incentive Program” and “Employment Agreements with Named Executive Officers.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2011:

Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bradley S. Jacobs			250,000(1)	9.28	11/21/2021			50,000(2)	617,500
Chief Executive Officer and Chairman

John D. Welch	2,500			5.92	2/7/2017
Chief Financial	2,875			3.92	1/16/2018
Officer	12,500			5.80	3/2/2020
			43,750(3)	16.92	7/21/2021

M. Sean Fernandez			55,000(1)	10.53	11/7/2021			150,000(4)	1,852,500
Chief Operating Officer

Mario A. Harik			135,000(1)	9.79	11/14/2021			95,000(2)	1,173,250
Chief Information Officer

Scott B. Malat			25,000(1)	10.65	10/21/2021			87,500(5)	1,080,625
Senior Vice President—Strategic Planning

Michael R. Welch(6)
Former Chief Executive Officer

(1)	These stock options vest in equal installments of 20% per year on each of September 2, 2012, 2013, 2014, 2015 and 2016.
(2)	Consists of RSUs that vest in equal installments of 20% per year on each of September 2, 2012, 2013, 2014, 2015 and 2016.
(3)	These stock options vest in equal installments of 33 1/3% on each of September 2, 2012, 2013, 2014.
(4)

Consists of (i) 55,000 RSUs, of which 5,000 will vest on each of September 2, 2012 and 12,500 will vest on each of September 2, 2013, 2014, 2015 and 2016 and (ii) 95,000 PRSUs, of which 25,000 will vest on September 2, 2012 and 17,500 will vest on each of September 2, 2013, 2014, 2015 and 2016, subject to the achievement of performance goals. PRSUs are reflected at the target amount, because there are no threshold amounts for such PRSUs.

(5)

Consists of (i) 70,000 RSU that vest in equal installments of 20% per year on each of September 2, 2012, 2013, 2014, 2015 and 2016 and (ii) 17,500 PRSUs that vest in equal installments of 20% per year on each of September 2, 2012, 2013, 2014, 2015 and 2016, subject to the achievement of performance goals. PRSUs are reflected at the target amount, because there are no threshold amounts for such PRSUs.

(6)	Mr. Michael R. Welch exercised all of his vested and unexercised options and forfeited all of his unvested options prior to December 31, 2011.

Options Exercised and Stock Vested

The following table sets forth the stock options that were exercised by our NEOs during 2011:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)
Bradley S. Jacobs
John D. Welch
M. Sean Fernandez
Mario A. Harik
Scott B. Malat
Michael R. Welch	120,000	(1)	717,100	(2)

(1)	The stock options exercised by Mr. Michael R. Welch during 2011 were exercised using a cashless exercise method, whereby we withheld a sufficient number of shares of our common stock otherwise deliverable to Mr. Welch upon exercise of the stock options in order to cover the aggregate exercise price and income tax withholding on such stock options. As a result, 43,369 shares of our common stock were actually issued to Mr. Michael R. Welch upon exercise of the stock options reported in this table.
(2)	Amount based on the number of stock options exercised multiplied by the difference between the closing price of a share of our common stock on date of exercise and the exercise price of the stock options.

No stock-based awards held by our NEOs vested during 2011. There were no stock option exercises or stock-based awards vesting after December 31, 2011 but before the date of this proxy statement

Nonqualified Deferred Compensation

The following table sets forth the nonqualified deferred compensation plan activity for each of our NEOs during the year ended December 31, 2011:

Name and Principal Position	Executive Contributions in 2011 ($)	Registrant Contributions in 2011 ($)	Aggregate Earnings in 2011 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of 12/31/11 ($)
Bradley S. Jacobs	—	—	—	—	—
Chief Executive Officer and
Chairman

John D. Welch	0	0	(125)	(99,647)	0
Chief Financial Officer

M. Sean Fernandez	—	—	—	—	—
Chief Operating Officer

Mario A. Harik	—	—	—	—	—
Chief Information Officer

Scott B. Malat	—	—	—	—	—
Senior Vice President—
Strategic Planning

Michael R. Welch	0	0	(988)	(214,499)	0
Former Chief Executive
Officer

Our company previously maintained a nonqualified deferred compensation plan for certain employees. This plan was terminated by our company in 2010 and the accounts were distributed in full to participants during the first quarter of fiscal year 2011.

Estimated Executive Benefits and Payments Upon Termination or Change of Control

The following table reflects the amounts of compensation that would be due to each of our NEOs (other than Mr. Michael R. Welch) pursuant to their respective employment agreements upon termination without Cause, termination for Good Reason, termination with cause, voluntary termination without Good Reason, a change of control, termination following a change of control and, in the event of a termination due to disability or death of the executive, as if each such event had occurred on December 31, 2011. For a discussion of the terms of each of our NEO’s employment agreements as in effect on December 31, 2011, please see the discussion in this proxy statement under the heading “Employment Agreements with Named Executive Officers.” The amounts shown below are estimates of the payments that each NEO (other than Mr. Michael R. Welch) would receive in certain instances. The actual amounts payable will only be determined upon the actual occurrence of any such event. The amounts shown for Mr. Michael R. Welch are based on the amounts actually paid to Mr. Welch in connection with his separation from our company on November 2, 2011. For a discussion of the relevant terms of Mr. Michael R. Welch’s employment agreement, as in effect on November 2, 2011, please see the discussion in this proxy statement under the heading “Employment Agreements with Named Executive Officers.”

Event	Bradley S. Jacobs	John D. Welch	M. Sean Fernandez	Mario A. Harik	Scott B. Malat	Michael R. Welch(1)

Termination without Cause or for Good Reason:
Cash severance(2)(3)	$990,000	$180,000	$950,000	$600,000	$300,000	—
RSUs	$40,941	—	$20,471	$77,788	$57,318	—
PRSUs	$0	—	$102,353	$0	$14,329	—
Options	$50,886		$6,637	$22,914	$2,818	—
Acceleration of equity-based awards(4)	$91,827	—	$129,460	$100,702	$74,465	—
Continuation of medical / welfare benefits(5)	$6,533	—	$6,533	$2,860	$6,533	—
Other(6)	—	—	$250,000	—	—
Total	$1,088,360	$180,000	$1,335,993	$703,562	$380,998	—
Termination without Cause or for Good Reason, Fully Extended Non-Compete(7):
Cash severance(2)(3)	$1,980,000	$180,000	$1,900,000	$1,200,000	$900,000	—
RSUs	$40,941	—	$20,471	$77,788	$57,318	—
PRSUs	$0	—	$102,353	$0	$14,329	—
Options	$50,886		$6,637	$22,914	$2,818	—
Acceleration of equity-based awards(4)	$91,827	—	$129,460	$100,702	$74,465	—
Continuation of medical / welfare benefits(5)	$6,533	—	$6,533	$2,860	$6,533	—
Other(6)	—	—	$250,000	—	—
Total	$2,078,360	$180,000	$2,285,993	$1,303,562	$980,998	—
Termination for Cause or Voluntary Termination without Good Reason:
Cash severance	—	—	—	—	—	$24,000
Acceleration of equity-based awards	—	—	—	—	—	—
Continuation of medical / welfare benefits	—	—	—	—	—	$1,069
Total	—	—	—	—	—	$25,069
Disability:
Cash severance(2)(8)	$990,000	$45,000	$950,000	$600,000	$300,000	—
Acceleration of equity-based awards(4)	$1,385,000	—	$1,952,600	$1,518,850	$1,123,125	—
Continuation of medical / welfare benefits(5)	$6,533	—	$6,533	$2,860	$6,533	—
Total	$2,381,533	$45,000	$2,909,133	$2,121,710	$1,429,658	—
Death:
Cash severance(2)	$990,000	—	$950,000	$600,000	$300,000	—
Acceleration of equity-based awards(4)	$1,385,000	—	$1,952,600	$1,518,850	$1,123,125	—
Continuation of medical / welfare benefits(5)	—	—	—	—	—	—
Total	$2,375,000	—	$2,902,600	$2,118,850	$1,423,125	—
Change in Control and No Termination:
Cash severance(2)	—	—	—	—	—	—
Acceleration of equity-based awards(4)(9)	$1,385,000	—	$1,952,600	$1,518,850	$1,123,125	—
Continuation of medical / welfare benefits(5)	—	—	—	—	—	—
Total	$1,385,000	—	$1,952,600	$1,518,850	$1,123,125	—
Change in Control and Termination without Cause or for Good Reason:
Cash severance(2)	$2,970,000	$256,000	$2,850,000	$600,000	$1,800,000	—
Acceleration of equity-based awards(4)	$1,385,000	—	$1,952,600	$1,518,850	$1,123,125	—
Continuation of medical / welfare benefits(5)	$19,599	$6,533	$19,599	$2,860	$19,599	—
Other(6)(10)	—	$3,127	$250,000	—	—	—
Total	$4,374,599	$265,660	$5,072,199	$2,121,710	$2,942,724	—
Change in Control and Termination without Cause or for Good Reason, Fully Extended Non-Compete(7):
Cash severance(2)	$3,960,000	$256,000	$3,800,000	$1,200,000	$2,400,000	—
Acceleration of equity-based awards(4)	$1,385,000	—	$1,952,600	$1,518,850	$1,123,125	—
Continuation of medical / welfare benefits(5)	$19,599	$6,533	$19,599	$2,860	$19,599	—
Other(6)(10)	—	$3,127	$250,000	—	—	—
Total	$5,364,599	$265,660	$6,022,199	$2,721,710	$3,542,724	—

(1)	Amounts shown in this column include a cash severance payment and subsidized COBRA coverage for the period from November 3, 2011 through December 31, 2011.

(2)	Amounts shown do not include any payments for accrued and unpaid salary, bonuses or vacation.
(3)

In the event of a termination by our company without Cause or by any new NEO for Good Reason prior to a change of control, cash severance payable to the new NEO (other than Mr. Malat) will be reduced, dollar for dollar, by other income earned by such NEO. Amount included for Mr. John D. Welch is only payable upon a termination by our company without Cause. In the event that Mr. John D. Welch resigns for Good Reason prior to a Change of Control, he is not entitled to any severance payment or benefits.

(4)

Amounts shown were calculated using the fair market value of unvested restricted stock units and the in-the-money value of unvested options based upon a stock price of $12.35 per share, our company’s stock price as of December 31, 2011. The amounts shown for PRSUs have been estimated based on target levels. Although the PRSUs would no longer be subject to a continued service requirement upon the occurrence of the specified termination event, in the event of a termination by our company without Cause or by the new NEO for Good Reason, the shares or cash subject to such awards would not be received by the new NEO until the completion of the associated performance period based on our company’s actual performance.

(5)

The amounts of continued health and welfare benefits shown in the table (i) have been calculated based upon our current actual costs of providing the benefits and (ii) have not been discounted for the time value of money. Our current annual cost of providing health and welfare benefits to each of our eligible NEOs is as follows: Mr. Jacobs, $6,533; Mr. John D. Welch, $6,533; Mr. Fernandez, $6,533; Mr. Harik, $2,860; and Mr. Malat, $6,533. In the case of our new NEOs, in the event of a termination without Cause or for Good Reason prior to a Change of Control, continued medical and welfare benefits will cease when the new NEO commences employment with a new employer.

(6)

Amount included for Mr. Fernandez represents a cash make-whole payment, which he would be entitled to receive only in the event of a termination without cause and not a termination for Good Reason, because such payment had not yet been made as of December 31, 2011.

(7)

In the event of a termination by our company without Cause or by any new NEO for Good Reason (either prior to or following a Change of Control), our company has the right to extend the period during which such new NEO is bound by the non-competition covenant in his 2011 Employment Agreement (as defined below in the “Employment Agreements with Named Executive Officers” section) for up to two additional years. During the period the non-compete is extended, the new NEO would be entitled to receive cash compensation equal to his monthly base salary as in effect on the date his employment terminated. Amounts included in the respective columns assume that the new NEO will not be permitted to compete with our company for three years following his termination without Cause or for Good Reason.

(8)

Cash severance payable to each of our NEOs in the event of a termination due to disability will be reduced, dollar for dollar, by any income or salary continuation paid to the NEO under any company plan or policy.

(9)

In the event of a Change of Control, the stock options held by Mr. John D. Welch will accelerate vesting only if the acquirer does not assume or substitute such options with options of the acquirer. As of December 31, 2011, none of Mr. Welch’s unvested options were in the money.

(10)	Amount included for Mr. John D. Welch represents benefits payable to him based on one additional year of service credit under our benefit plans.

Each 2011 Employment Agreement, which is described in detail in this proxy statement under the heading “Employment Agreements with Named Executive Officers,” generally provides that, in the event of a termination without Cause, for Good Reason or due to death or disability, cash severance payments and continued benefits will be made ratably over the two-year period (one-year period for Mr. Malat) following the executive’s termination (subject to any delays required pursuant to Section 409A of the Code). Generally, in the event of a termination in connection with a Change of Control, cash severance payments will be made in one lump sum (subject to any delays required pursuant to Section 409A of the Code). In addition, in the event of a termination without Cause or Good Reason, our new NEOs will vest in a portion of their equity-based awards that were scheduled to vest on the next vesting date based on the number of days each new NEO was employed during the period applicable to the current tranche, provided that performance-based restricted stock units will be subject to the achievement of any applicable performance goals. All equity-based awards granted to our new NEOs will accelerate vesting in the event of a termination due to disability or death or upon a Change of Control. Other than in the event of the new NEO’s death or disability, the severance payments set forth in the table are generally subject to and conditioned upon the new NEO signing an irrevocable waiver and release and continued compliance with certain restrictive covenants.

Pursuant to the J. Welch Employment Agreement, which is described in detail in this proxy statement under the heading “Employment Agreements with Named Executive Officers,” in the event of a termination due to disability, the cash severance payments will be made over the 90-day period following such termination and in the event of a termination in connection with a Change of Control, cash severance payments will be made in one lump sum.

For more information regarding the payments and benefits to which our NEOs are entitled upon certain termination events or upon a Change of Control, see the discussion in this proxy statement under the heading “Employment Agreements with Named Executive Officers.”

Employment Agreements with Named Executive Officers

In 2011, we entered into employment agreements with each of Messrs. Jacobs, Fernandez, Harik and Malat, which are generally similar to one another, but contain some distinctions as a result of arm’s-length negotiations with each new NEO (each, a “2011 Employment Agreement”). In connection with the Equity Investment, we also entered into amendments to the existing employment agreements with Messrs. Michael R. Welch and John D. Welch, each dated as of July 18, 2011. The principal terms of the 2011 Employment Agreements and the amended employment agreement with Mr. John D. Welch, each as in effect on December 31, 2011, are described below. Mr. Michael R. Welch’s amended employment agreement terminated upon his resignation on November 2, 2011. The material terms relevant to Mr. Michael R. Welch’s separation are also described below.

2011 Employment Agreements

Term. Each 2011 Employment Agreement generally provides for the new NEO’s employment from his start date until September 2, 2016. Our new NEOs’ start dates are as follows: Mr. Jacobs, September 2, 2011; Mr. Fernandez, November 7, 2011; Mr. Harik, November 14, 2011; and Mr. Malat, October 20, 2011. If a Change of Control (as defined in the 2011 Omnibus Incentive Compensation Plan) occurs prior to September 2, 2016, the term of Mr. Jacobs’ 2011 Employment Agreement will expire on the later of September 2, 2016 and the second anniversary of such Change of Control.

Salary, Annual Incentive Bonus and Make-Whole Payments. The 2011 Employment Agreements provide the annual base salary and target annual bonus amount for each new NEO as set forth in the table below. The target annual bonus listed in the table below relates to fiscal years beginning in 2012.

2011 EMPLOYMENT AGREEMENT ANNUAL BASE SALARY AND TARGET ANNUAL BONUS

Named Executive Officer	Annual Salary	Target Annual Bonus
Mr. Bradley S. Jacobs	$495,000	To be determined by the Compensation Committee
Mr. M. Sean Fernandez	$475,000	100% of base salary
Mr. Mario A. Harik	$300,000	100% of base salary
Mr. Scott B. Malat	$300,000	100% of base salary

Each of Messrs. Fernandez and Harik was granted a $250,000 and $200,000 cash make-whole payment, respectively, under the terms of his 2011 Employment Agreement in order to compensate him for benefits and payments that he forfeited when he ceased employment with his former employer. Mr. Fernandez’s make-whole payment was paid on March 9, 2012. Mr. Harik’s make-whole payment is payable in two equal installments; $100,000 was paid on his start date, and $100,000 will be payable on July 2, 2012, provided that he remains continuously employed by us on such payment date.

Initial Equity Incentive Awards. On November 21, 2011, with respect to Mr. Jacobs, and on each other new NEO’s start date, pursuant to the 2011 Employment Agreements, the Committee granted the following awards:

•	Mr. Jacobs, 250,000 stock options and 50,000 RSUs;

•	Mr. Fernandez, 55,000 stock options, 55,000 RSUs and 95,000 PRSUs;

•	Mr. Harik, 135,000 stock options and 95,000 RSUs; and

•	Mr. Malat, 25,000 stock options, 70,000 RSUs and 17,500 PRSUs.

In January 2012, the Committee granted, pursuant to his 2011 Employment Agreement, 160,000 PRSUs to Mr. Jacobs, 150,000 of which are subject to our stockholders approving an increase in shares available under the 2011 Omnibus Incentive Compensation Plan at our 2012 annual meeting of stockholders. For additional details regarding the approval of our Amended and Restated 2011 Omnibus Incentive Compensation Plan, see Proposal 3 of this proxy statement. In the event our stockholders do not approve an increase in shares sufficient to cover the 150,000 PRSUs, they will be automatically forfeited. Mr. Jacobs will not receive any payments for these additional PRSUs under any circumstances until our stockholders have approved the increase.

The awards were made under our 2011 Omnibus Incentive Compensation Plan and are subject to the terms of such plan. The RSUs and options vest, subject to the new NEO’s continued employment by our company on each vesting date, in five equal annual installments (other than Mr. Fernandez’s RSUs) beginning on September 2, 2012 and on each of the following four anniversaries. With regard to Mr. Fernandez’s RSUs, 5,000 will vest on the first vesting date and 12,500 will vest on each of the following four vesting dates, subject to Mr. Fernandez’s continued employment. PRSUs vest, subject to the achievement of performance goals determined by the Committee and the new NEO’s continued employment on each vesting date, in five equal annual installments (other than Mr. Fernandez’s PRSUs) beginning on September 2, 2012 and on each of the following four anniversaries. With regard to Mr. Fernandez’s PRSUs, 25,000 will vest on the first vesting date and 17,500 will vest on each of the following four vesting dates, in each case, subject to the achievement of performance goals as determined by the Committee and Mr. Fernandez’s continued employment. For additional details regarding the performance goals applicable to the PRSUs, see the discussion under the heading “Compensation Discussion and Analysis–Long-Term Incentive Program.”

Pursuant to his 2011 Employment Agreement, any shares of our common stock issued to Mr. Jacobs upon exercise or vesting of any award granted under his 2011 Employment Agreement will be subject to a lock-up until the earliest of the first anniversary of the issuance of such shares, a Change of Control and termination of Mr. Jacobs’ employment for any reason.

Benefits and Business Expense Reimbursement. Under the 2011 Employment Agreements, each of our new NEOs is eligible to participate in our benefit plans and programs that are generally available to other members of our senior executive team and is eligible for reimbursement of all reasonable and necessary business expenses incurred in the performance of his duties during the term of his 2011 Employment Agreement.

Termination Events. Each 2011 Employment Agreement provides that we may terminate the new NEO’s employment during the term with or without Cause (as defined in the respective 2011 Employment Agreement) and the new NEO may terminate his employment with or without Good Reason (as defined in the respective 2011 Employment Agreement). Other than in the event of the new NEO’s death or disability, the severance payments described below are subject to and conditioned upon the new NEO (1) signing an irrevocable waiver and general release and (2) complying with the restrictive covenants contained in his 2011 Employment Agreement (as described below).

In the event that any of our new NEOs dies or becomes disabled during the term of his employment agreement, or if we terminate the new NEO’s employment without Cause, or if he resigns for Good Reason (i) as it relates to Mr. Harik, at any time during the term of the 2011 Employment Agreement, (ii) as it relates to Messrs. Jacobs and Fernandez, either prior to a Change of Control (as defined in the 2011 Omnibus Incentive Compensation Plan) or more than two years following a Change of Control, or (iii) as it relates to Mr. Malat, either prior to a Change of Control or more than one year following a Change of Control, such new NEO will be entitled to:

•	accrued and unpaid salary, bonus and vacation benefits;

•

two years’ base salary (for Messrs. Jacobs, Fernandez and Harik) or one year’s base salary (for Mr. Malat), at the level in effect on the date of termination, which will be paid in equal installments over the 24 or 12 months, respectively, following the date of termination (subject to any delay required by Section 409A of the Code), which generally will be reduced, dollar-for-dollar, by other earned income;

•

in the case of Mr. Fernandez, in the event of a termination of his employment by our company without Cause, but not by Mr. Fernandez for Good Reason, his make-whole payment, to the extent not previously paid; and

•	medical and dental coverage for a period of 12 months from the date of termination, or, if earlier, until the new NEO secures other employment.

If the new NEO’s employment is terminated during the term of his 2011 Employment Agreement as a result of death or disability, all of his unvested equity-based awards will automatically vest. In the event the new NEO’s employment is terminated either by our company without Cause or by him for Good Reason during the term of his 2011 Employment Agreement, a prorated portion of any unvested equity-based awards scheduled to vest on the next vesting date will vest (in the case of the PRSUs, subject to achievement of applicable performance goals), and the balance of any such equity-based awards will be forfeited upon the date of termination. If the new NEO’s employment is terminated by our company for Cause or he voluntarily resigns without Good Reason during the term of his 2011 Employment Agreement, he will forfeit any unvested equity-based awards.

“Cause,” for purposes of the 2011 Employment Agreements, generally means the new NEO’s:

•	willful misconduct or gross negligence in the performance of his duties;

•	commission of any fraud, embezzlement, theft or any act of material dishonesty that is injurious to our company, or any deliberate misappropriation of money or other assets of our company;

•	material breach of any term of his 2011 Employment Agreement or any agreement governing any equity-based awards or material breach of his fiduciary duties;

•	any willful act, or failure to act, in bad faith to the material detriment of our company;

•	willful failure to cooperate in good faith with a governmental or internal investigation if his cooperation is requested; and

•	conviction of, or plea of nolo contendere to, a felony or any serious crime;

provided that, in cases where cure is possible, the new NEO has a cure period of 15 days (with the exception of Mr. Jacobs, whose cure period is 30 days) before he can be terminated for Cause. Our new NEOs are also generally subject to certain retroactive Cause provisions.

“Good Reason,” for purposes of the 2011 Employment Agreements, generally means, without first obtaining the new NEO’s written consent:

•

with regard to each new NEO, our material breach of the terms of his 2011 Employment Agreement or a reduction in the base salary or, only with regard to Messrs. Jacobs and Harik, a reduction in the amount of paid vacation to which the new NEO is entitled or his fringe benefits or perquisites;

•

(i) with regard to Mr. Jacobs, he fails to continue as our Chief Executive Officer; (ii) with regard to either Messrs. Fernandez or Malat, we assign him to a position that is substantially inconsistent with his professional skills and experience level as of his start date; or (iii) with regard to Mr. Harik, we diminish his position and functional responsibilities in a material and negative manner, including a change in his title; and

•	with regard to Messrs. Jacobs, Harik and Malat, we require the new NEO to be based in a location that is more than 50 miles from his initial work location.

In each case, the new NEO’s Good Reason right is subject to our company’s 30-day cure period.

Change of Control. Each 2011 Employment Agreement provides that, upon the occurrence of a Change of Control while the new NEO is still employed by our company, all outstanding equity-based awards held by the new NEO will automatically vest. In addition, with respect to Messrs. Jacobs and Malat, if the new NEO’s employment is terminated without Cause within six months prior to, and in anticipation of, a Change of Control, then, all outstanding equity-awards held by the new NEO immediately prior to such termination will be deemed to have vested as of such date of termination. In the event that, within a specified period following a Change of Control, Messrs. Jacobs’, Fernandez’s or Malat’s employment is terminated by our company without Cause or such new NEO resigns for Good Reason, he will receive:

•	accrued and unpaid salary, bonus and vacation benefits;

•

a lump-sum cash payment equal to three times the sum of his annual base salary and target annual bonus (which, with regard to Mr. Jacobs, will be no less than 100% of his base salary), each at the level in effect on the date of termination (subject to any delay required by Section 409A of the Code);

•

in the case of Mr. Fernandez, in the event of a termination of his employment by our company without Cause, but not by Mr. Fernandez for Good Reason, his make-whole payment, to the extent not previously paid; and

•	medical and dental coverage for a period of 36 months from the date of termination.

In order for Messrs. Jacobs, Fernandez or Malat to receive the enhanced Change of Control severance payments and benefits described above, his employment would have to terminate within two years (one year for Mr. Malat) following the Change of Control. In the event that any amounts payable to Mr. Jacobs in connection with a Change of Control constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to Mr. Jacobs on a net after-tax basis. None of our NEOs is entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.

Mr. Harik is not entitled to enhanced severance benefits and payments in the event his employment is terminated following a Change of Control. As a result of arm’s-length negotiations, Mr. Harik was awarded 20,000 RSUs (which is included in the 95,000 RSUs granted to Mr. Harik on his start date) in lieu of the right to receive enhanced Change of Control severance benefits. Mr. Harik will receive the severance payments and benefits described under the heading “Termination Events” in the event Mr. Harik’s employment is terminated by our company without Cause or if he resigns for Good Reason at any time during the term of his 2011 Employment Agreement.

Clawbacks. Under the 2011 Employment Agreement, each of our new NEOs is subject to equity and annual bonus clawback provisions in the event of (1) a breach of the restrictive covenants (with the exception of a violation of the non-disparagement covenant by Messrs. Jacob or Harik), (2) termination of his employment by our company for Cause or (3) any significant financial restatement or material loss to our company to which he has materially contributed due to fraud or willful misconduct. If any such event occurs, we generally may terminate or cancel any awards granted to such new NEO by our company (whether vested or unvested), and require him to forfeit or remit to our company any amount payable (or the net after-tax amount paid or received by such new NEO) in respect of any such awards. With respect to Messrs. Jacobs and Harik, this clawback is limited to any shares (or the equivalent value in cash) required to be held by such new NEO pursuant to any stock ownership guidelines that we may put in place, subject to a maximum of four times his base salary, as in effect on the date of termination. Furthermore, under the 2011 Employment Agreement, in the event that a new NEO engages in fraud or other willful misconduct that contributes materially to any significant financial restatement or material loss to our company, our company may generally require such new NEO to repay any annual bonus (net of any taxes paid by him) previously paid to him, cancel any earned but unpaid annual bonus or adjust any future compensation such that he will only retain the amount that would have been payable to him after giving effect to the financial restatement or material loss. In addition, in the event that the new NEO breaches any restrictive covenant, such new NEO will be required, upon written notice from us, to forfeit or repay to our company his severance payments. In certain circumstances, the breach or fraudulent conduct must have occurred within a certain period in order for us to be able to clawback the equity-based awards, annual bonus or severance payments.

Restrictive Covenants. Under the 2011 Employment Agreement, each of our new NEOs is generally subject to the following restrictive covenants: employee and customer non-solicitation during his employment and for a period of three years thereafter; confidentiality and non-disparagement during his employment and thereafter; and non-competition during his employment and for a period of one year following termination by our company without Cause or by the new NEO for Good Reason and for a period of three years following any other type of termination. In addition, we have the option to extend the non-competition period for up to two additional years following a termination by our company without Cause or by the new NEO for Good Reason, provided that we continue to pay the new NEO’s base salary as in effect on the date of termination during the extended non-competition period. In addition, each of Messrs. Jacobs and Fernandez has a mutual non-disparagement clause.

Employment Agreement with Mr. John D. Welch

Mr. John D. Welch’s amended employment agreement (the “J. Welch Employment Agreement”) provides for his continued employment until September 2, 2014, unless terminated earlier. Although Mr. Welch ceased being our Chief Financial Officer as of February 13, 2012, his employment continues to be governed by the terms of his amended employment agreement. The J. Welch Employment Agreement provides that Mr. Welch will receive an annual base salary of $180,000 and a target annual incentive bonus as determined by the Committee.

Pursuant to the J. Welch Employment Agreement, unvested options granted prior to June 13, 2011 and held by Mr. Welch as of the closing of the Equity Investment vested and became immediately exercisable on September 2, 2011. In addition, up to 1,250 shares of our common stock that may be issued to Mr. Welch upon exercise of any options that were granted to him prior to June 13, 2011 will be subject to a lock-up until September 2, 2012.

Under the J. Welch Employment Agreement, if Mr. Welch’s employment is terminated by our company without Cause (as defined in the J. Welch Employment Agreement), or if he resigns for Good Reason (as defined in the J. Welch Employment Agreement) within one year following a Change in Control (as defined in the J. Welch Employment Agreement), such as the Equity Investment, then Mr. Welch will receive:

•

a lump-sum cash payment equal to the sum of (a) one year’s base salary and (b) the greater of (1) his performance-based bonus payments for the year preceding the date of termination and (2) his average annual performance-based bonus during the two years immediately preceding the termination; and

•

one year of continued benefits for Mr. John D. Welch and his dependents under all health, dental, disability, accident and life insurance plans or arrangements in which he or his dependents were participating immediately prior to the date of his termination.

Mr. John D. Welch became entitled to resign for Good Reason when Mr. John J. Hardig replaced him as our Chief Financial Officer on February 13, 2012. Mr. Welch has informed us that he intends to exercise his Good Reason rights. Accordingly, we expect that his employment with our company will terminate on a mutually agreeable date during the second quarter of 2012, and he will receive the payments and benefits described above.

Under the J. Welch Employment Agreement, if Mr. Welch’s employment is terminated due to death or by our company for Cause, he is entitled to payment of base salary through the date of death or termination of employment. If his employment is terminated due to disability, he will be continue to receive his base salary for 90 days from the date on which the disability has been deemed to occur. If, prior to a Change in Control, Mr. Welch’s employment is terminated by our company other than for Cause, he will continue to receive his base salary for the one-year period following such termination.

Mr. John D. Welch is subject to certain restrictive covenants regarding competition, solicitation, interference, confidentiality and disparagement pursuant to the terms of the J. Welch Employment Agreement. The non-competition, customer non-solicitation and non-interference covenants apply during his employment and for the three-year period following the termination of his employment, the employee non-solicitation covenant applies during his employment and for the five-year period following the termination of his employment and the confidentiality and non-disparagement covenants apply during his employment and at all times thereafter.

Pursuant to the J. Welch Employment Agreement, Mr. Welch received a grant of options to purchase 43,750 shares of company common stock on July 22, 2011, with an exercise price per share of $16.92, the closing price per share of company common stock on such date, adjusted to reflect our four-for-one reverse stock split that occurred in September 2011. The stock options were granted under our Amended and Restated 2001 Stock Option Plan and are generally subject to the terms of such plan. The stock options will vest, subject to Mr. Welch’s continued employment with our company, in three equal annual installments beginning on

September 2, 2012 and each of the following two anniversaries. All such stock options will be immediately forfeited upon termination of Mr. Welch’s employment for any reason prior to the applicable vesting date. None of the stock options that were granted to Mr. Welch on July 22, 2011 accelerated vesting upon consummation of the Equity Investment, and the Equity Investment did not constitute a change in control of our company for purposes of such options. Under the J. Welch Employment Agreement, certain of Mr. Welch’s options are subject to clawback in the event of (1) a breach of the restrictive covenants described above, (2) the termination of his employment by our company for Cause or (3) any financial restatements or material loss to our company to which he has materially contributed due to his fraud or willful misconduct. If any such event occurs, any unexercised options (whether vested or unvested) that were granted to Mr. Welch on or after June 13, 2011 and that he holds at the time of such breach, termination or misconduct, as applicable, will be immediately forfeited.

Michael R. Welch Voluntary Termination

Mr. Michael R. Welch’s amended employment agreement, which was substantially similar to the J. Welch Employment Agreement, terminated upon his voluntary resignation from our company on November 2, 2011. Although Mr. Welch ceased being our Chief Executive Officer as of September 2, 2011, his employment thereafter continued to be governed by the terms of his amended employment agreement. Under the terms of his amended employment agreement, in the event Mr. Welch voluntarily resigned, he was entitled to receive base salary and benefits through the date of termination only, together with any bonus that had been earned as of that date.

Mr. Michael R. Welch entered into a separation agreement with our company as of November 2, 2011 (the “Separation Agreement”), at which time he was no longer an executive officer. Under the terms of the Separation Agreement, Mr. Welch continued to receive his normal base salary as severance pay through December 15, 2011 and to receive subsidized health and welfare coverage until December 31, 2011. The stock options granted to Mr. Michael R. Welch in July 2011 in connection with the Equity Investment were forfeited on November 2, 2011. Under the terms of the Separation Agreement, Mr. Welch provided a full waiver and release of claims against our company. Under the terms of Mr. Welch’s amended employment agreement, 15,000 shares of our common stock that were issued to Mr. Welch upon exercise of options that were granted to him prior to June 13, 2011 remain subject to a lock-up until September 2, 2014.

The following definitions apply to the amended employment agreements with each of Messrs. Michael R. Welch and John D. Welch.

“Cause”, for purposes of the amended employment agreements, generally means:

•

material violation of any of the provisions of his employment agreement, or the rules, policies, and/or procedures of our company, or commission of any material act of fraud, misappropriation, breach of fiduciary duty or theft against or from our company;

•

violation of any law, rule or regulation of a governmental authority or regulatory body with jurisdiction over our company or him relative to his conduct in connection with our company’s business or its securities; or

•	conviction of a felony under federal or state laws.

The executive officer generally will be entitled to a 30-day cure period.

“Good Reason”, for purposes of the amended employment agreements, will exist if, without the executive officer’s express written consent, our company:

•	assigns him duties of a non-executive nature or for which he is not reasonably equipped by his skills and experience or, for Mr. John D. Welch only, when we replaced him as Chief Financial Officer;

•	reduces his salary, or materially reduces the amount of paid vacations to which he is entitled, or his fringe benefits and perquisites;

•

requires him to relocate his principal business office or his principal place of residence greater than 50 miles outside of St. Joseph, Michigan, or assigns him duties that would reasonably require such relocation;

•	requires him or assigns him duties that would reasonably require him to spend more than 60 normal working days away from the St. Joseph, Michigan area during any consecutive 12-month period;

•

fails to provide office facilities, secretarial services and other administrative services to him, which are substantially equivalent to the facilities and services provided to him on the date he entered into the employment agreement; or

•

terminates incentive plans and benefit plans or arrangements, or reduces or limits his participation therein relative to the level of participation of other executives of similar rank, to such an extent as to materially reduce the aggregate value of his incentive compensation and benefits below their aggregate value as of the date the he entered into the employment agreement.

In each case, the executive officer’s Good Reason right is subject to our company’s 30-day cure period.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

From January 1, 2011 until September 2, 2011, the Audit Committee consisted of Jennifer H. Dorris (chair), John F. Affleck-Graves and Jay N. Taylor. On September 1, 2011, in connection with the equity investment in the company led by Jacobs Private Equity, LLC, the Board and the Audit Committee were reconstituted. Since September 2, 2011, the Audit Committee has consisted of Dr. Papastavrou (Chair), Mr. Jesselson and Mr. Kingshott.

The Board has determined that each current member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under Securities and Exchange Commission rules, the listing standards of NYSE Amex LLC, our Audit Committee Charter, and the independence standards set forth in the XPO Logistics, Inc. Corporate Governance Guidelines. The Board has also determined that Dr. Papastavrou is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended. As more fully described below, in carrying out its responsibilities, the Audit Committee relies on management and XPO’s independent registered public accounting firm (the “outside auditors”). The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at www.xpologistics.com.

In accordance with our charter, the Audit Committee assists the Board in fulfilling its responsibilities in a number of areas. These responsibilities include, among others, oversight of (i) XPO’s accounting and financial reporting processes, including XPO’s systems of internal controls and disclosure controls, (ii) the integrity of XPO’s financial statements, (iii) XPO’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of XPO’s outside auditors and (v) the performance of XPO’s outside auditors and internal audit function. Management is responsible for XPO’s financial statements and the financial reporting process, including the system of internal control over financial reporting. XPO’s outside auditors, KPMG LLP (“KPMG”), are accountable to us and are responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of XPO in conformity with generally accepted accounting principles in the United States. We are solely responsible for selecting and reviewing the performance of XPO’s outside auditors and, if we deem appropriate in our sole discretion, terminating and replacing the outside auditors. We also are responsible for reviewing and approving the terms of the annual engagement of XPO’s outside auditors, including the scope of audit and non-audit services to be provided by the outside auditors and the fees to be paid for such services, and discussing with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors.

In fulfilling our oversight role, we met and held discussions, both together and separately, with the company’s management and KPMG. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the Securities and Exchange Commission (“SEC”). We discussed with KPMG matters deemed significant by KPMG, including those matters required to be discussed pursuant to Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and reviewed a letter from KPMG disclosing such matters.

KPMG also provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the outside auditors’ communications with the Audit Committee concerning independence, and we discussed with KPMG matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the letter, KPMG confirmed its independence, and we determined that KPMG’s provision of non-audit services to XPO is compatible with maintaining its independence. We also reviewed a report by KPMG describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the Public Company Accounting Oversight Board.

Based on our review with management and KPMG of XPO’s audited consolidated financial statements and the KPMG’s report on such financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in XPO’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Audit Committee:

Jason D. Papastavrou, Chair

Michael G. Jesselson

Adrian P. Kingshott

Statement Regarding Change of Independent Registered Public Accounting Firms

On June 20, 2011, the Audit Committee of our Board approved the dismissal of Pender Newkirk & Company LLP (“Pender Newkirk”) as our independent registered public accounting firm. Pender Newkirk’s reports on our consolidated financial statements for the years ended December 31, 2010 and 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years and the subsequent interim period preceding Pender Newkirk’s dismissal, there were: (i) no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Pender Newkirk on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Pender Newkirk, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

As required by SEC rules, we previously disclosed this information on a Current Report on Form 8-K filed with the SEC on June 22, 2011 (the “Form 8-K”). We provided Pender Newkirk with a copy of the Form 8-K prior to its filing with the SEC and requested Pender Newkirk to furnish to us a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Pender Newkirk’s letter dated June 20, 2011 is attached as an exhibit to the Form 8-K.

On June 20, 2011, the Audit Committee approved the engagement of KPMG as our independent registered public accounting firm for the fiscal year ended December 31, 2011, and to perform audits of our financial statements for the years ended December 31, 2010 and 2009.

During our two most recent fiscal years and the subsequent interim period preceding KPMG’s engagement, neither we nor anyone on our behalf consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (as such terms are defined in Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v), respectively).

In approving the appointment of KPMG as our independent registered public accounting firm, the Audit Committee considered any services previously provided by KPMG and concluded that such services would not adversely affect the independence of KPMG.

Policy Regarding Pre-Approval of Services Provided by the Outside Auditors

The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee has delegated to its chair the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our outside auditors and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, the Audit Committee pre-approved all audit and non-audit services provided by our outside auditors during 2010 and 2011, and the fees paid for such services.

Services Provided by the Outside Auditors

As described above, the Audit Committee is responsible for the appointment, compensation, oversight, evaluation and termination of our outside auditors. Accordingly, the Audit Committee retained KPMG to serve as our independent registered public accounting firm for fiscal year 2011 on June 20, 2011. Prior to the appointment of KPMG, Pender Newkirk served as our independent registered public accounting firm for fiscal year 2010 and until June 20, 2011.

The following table shows the fees for audit and other services provided by Pender Newkirk for fiscal year 2010 and by Pender Newkirk and KPMG for fiscal year 2011.

Fee Category	2010	2011
Audit Fees	$175,000	$1,187,000
Audit-Related Fees	—	—
Tax Fees	3,000	—
All Other Fees	—	—

Total Fees	$178,000	$1,187,000

Audit Fees. This category includes fees billed for professional services rendered by KPMG for 2011 and Pender Newkirk for 2010 for the audits of our financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Also included within the 2011 audit fees are the fees for the services rendered by KPMG relating to the re-audits of our fiscal periods 2010 and 2009 and the services for the filing of the shelf registration statement on Form S-3.

Audit-Related Fees. This category includes fees billed for professional services rendered by the outside auditor for assurance and related services related to the performance of the audit or review of the financial statements that are not disclosed as Audit Fees. There were no such fees for 2010 and 2011.

Tax Fees. For 2010, this category includes fees billed for professional services rendered by Pender Newkirk in connection with tax compliance, advice and tax planning, and assistance with tax reporting requirements.

All Other Fees. This category represents fees for all other services or products provided that are not covered by the categories above. There were no such fees for 2010 and 2011.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, after consultation with JPE in view of its rights under the Investment Agreement (as described under “Board of Directors and Corporate Governance—Directors” above), our Board has nominated for re-election at the annual meeting as a Class II director each of Mr. James J. Martell and Dr. Jason D. Papastavrou, each to stand for re-election for a new term expiring at the 2015 annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently serving as a member of our Board. Information about Mr. Martell and Dr. Papastavrou is set forth above under the heading “Board of Directors and Corporate Governance—Directors.”

In the event either nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies voting for their election will be voted for any nominee who shall be designated by the Board to fill the vacancy. As of the date of this proxy statement, we are not aware that either nominee is unable or will decline to serve as a director if elected.

Our Board currently serves under staggered three-year terms of service, under which a portion of our directors are up for re-election in conjunction with our annual meeting each year.

Required Vote

The affirmative vote of shares of our common stock or preferred stock, voting together as a single class, representing a plurality of the votes cast is required to elect Mr. Martell and Dr. Papastavrou as Class II directors of our company.

Recommendation

Our Board unanimously recommends a vote “FOR” the election of each of Mr. Martell and Dr. Papastavrou to our Board.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

The Audit Committee of our Board has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2012. KPMG has served in this capacity since June 20, 2011.

We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of KPMG, the Audit Committee will consider whether it is appropriate and advisable to appoint another independent registered public accounting firm. Even if our stockholders ratify the appointment of KPMG, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Required Vote

The affirmative vote of shares of our common stock or preferred stock, voting together as a single class, representing a majority of votes cast thereon at the annual meeting or any adjournment or postponement thereof is required to approve Proposal 2.

Recommendation

Our Board unanimously recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2012.

PROPOSAL 3: APPROVAL OF THE ADOPTION OF THE

XPO LOGISTICS, INC. AMENDED AND RESTATED 2011

OMNIBUS INCENTIVE COMPENSATION PLAN

The XPO Logistics, Inc. 2011 Omnibus Incentive Compensation Plan (the “Prior Plan”) was approved by stockholders at our company’s September 1, 2011 special meeting of stockholders. Upon the recommendation of the Compensation Committee of the Board, our Board unanimously approved, subject to stockholder approval, the Amended and Restated 2011 Omnibus Incentive Compensation Plan (the “Amended Plan”). The Amended Plan is intended to replace the Prior Plan, which would be automatically terminated, replaced and superseded by the Amended Plan on the date on which the Amended Plan is approved by our stockholders (the “Approval Date”). The Prior Plan previously replaced the Express-1 Expedited Solutions, Inc. Amended and Restated 2001 Stock Option Plan (the “Stock Option Plan”), which was automatically terminated, replaced and superseded by the Prior Plan on September 1, 2011. Any awards granted under the Prior Plan and any stock options granted under the Stock Option Plan will remain in effect pursuant to their respective terms. If stockholder approval for the Amended Plan is not received, the Prior Plan will not be amended and restated, and will remain in place pursuant to its current terms and an increase in the number of authorized shares available for issuance under the Prior Plan will not be implemented.

The principal features of the Amended Plan are summarized below. This summary does not contain all information about the Amended Plan. A copy of the complete text of the Amended Plan is attached hereto as Exhibit A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the Amended Plan.

The Amended Plan makes several changes related to the maximum total number of shares of Class A Common Stock, par value $0.001 per share (our “common stock”), that we may issue under the Amended Plan and certain limits on maximum grants that may be made to any individual under the Amended Plan in any fiscal year. These changes are as follows:

•

Increase the maximum total number of shares of our common stock we may issue to the sum of 4,000,000 plus any shares remaining available for future grants of awards under the Prior Plan as of the Approval Date. Under the terms of the Amended Plan, the maximum number of shares may be increased to the extent that awards previously made under the Prior Plan, or stock options previously made under the Stock Option Plan, are forfeited, in each case, following the Approval Date;

•	Increase the maximum number of shares of our common stock available to be granted under the Amended Plan to any participant in any fiscal year from 250,000 to 500,000; and

•

Increase the maximum aggregate amount of cash and other property that would be permitted to be paid or delivered under the Amended Plan to any participant in any fiscal year from $3,000,000 to $5,000,000.

As of April 5, 2012, our capital structure consisted of: (i) 17,614,483 shares of outstanding common stock, (ii) 75,000 shares of preferred stock, which presently are convertible into 10,714,286 shares of our common stock and vote together with our common stock on an “as-converted” basis on all matters on which the common stock may vote, except as otherwise required by law, and separately as a class with respect to certain matters implicating the rights of holders of preferred stock, and (iii) warrants presently exercisable for an aggregate of 10,714,286 shares of our common stock at a price of $7.00 per share (the “Warrants”). Due to our capital structure, when calculating potential dilution, or overhang, in determining a reasonable number of shares of common stock to be reserved for issuance under the Amended Plan, we assume the preferred stock is converted to shares of common stock and we include the Warrants using the treasury stock method, as shown in the table below.

Our Fully-Diluted Capitalization:
Shares of common stock	17,614,483
Shares of common stock issuable upon conversion of preferred stock	10,714,286
Shares of common stock issuable upon exercise of 10,714,286 Warrants (using the treasury method and assuming a price of $16.67 per share, which was the closing price of our common stock on the NYSE Amex on April 5, 2012)	6,215,186

Fully-Diluted Common Stock Outstanding	34,543,954

The table below represents our potential overhang levels based on our fully-diluted common stock outstanding, as shown above, and our request of 4,000,000 additional shares to be available for awards pursuant to the Amended Plan.

Potential Overhang with 4,000,000 Additional Shares:
Equity awards outstanding as of April 5, 2012(1)		1,484,811
Grants under the Stock Option Plan	438,811
Grants under the Prior Plan	1,046,000
Shares available for grant under the Prior Plan(2)		22,588
Additional requested shares		4,000,000

Total Potential Dilution, or Overhang		5,507,399
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding		15.9%

(1)

Excludes (i) 745,000 shares with respect to restricted stock units that were granted under the Prior Plan and (ii) 75,000 shares with respect to restricted stock units that were granted outside the Stock Option Plan and the Prior Plan. Such restricted stock units will be settled in cash or forfeited if the Amended Plan is not approved by our stockholders, or will be settled from the additional 4,000,000 shares if the Amended Plan is approved by our stockholders. Also excludes options to purchase 50,000 shares of our common stock and 135,000 shares with respect to restricted stock units that were granted to our Chief Financial Officer in February 2012 outside the Prior Plan as an employment inducement grant, which will not be settled under the Amended Plan.

(2)	Excludes the 745,000 shares referenced in footnote (1).

The Prior Plan has provided key benefits to our directors, officers and employees and is an important part of our total rewards program. The primary purpose of the changes is to increase the number of authorized shares available under the Amended Plan to a level that we believe will, on the basis of current assumptions, ensure that enough shares remain available for issuance under the Amended Plan to fulfill the purposes of the Amended Plan for the next several years. Our Board believes that this increase in shares represents a reasonable amount of potential equity dilution and allows us to continue awarding equity incentives, which are an important component of our overall compensation program. The increase in shares will also allow certain outstanding equity-based awards to be settled in shares, rather than in cash, which will allow our company to conserve cash and use it for other purposes. The purpose of the changes to the individual limits under the Amended Plan is to provide us maximum flexibility in making future equity awards.

Purpose of the Amended Plan

The Amended Plan, as approved by our Board, is a flexible omnibus incentive compensation plan that would allow us to use different forms of compensation awards, retain and reward eligible participants under the Amended Plan and strengthen the mutuality of interests between management and our stockholders. The purpose of the Amended Plan would be to promote our interests and those of our stockholders by (1) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) and (2) enabling such individuals to participate in, and motivating their efforts toward, our long-term growth and financial success.

Summary of the Amended Plan

Types of Awards

The Amended Plan would provide for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted share awards, restricted stock units (“RSUs”), performance compensation awards, performance units, cash incentive awards, deferred share units and other equity-based and equity-related awards, as well as cash-based awards.

Plan Administration

The Amended Plan would be administered by the Compensation Committee of our Board or such other committee our Board designates to administer the Amended Plan (the “Committee”). Subject to the terms of the Amended Plan and applicable law, the Committee would have sole authority to administer the Amended Plan, including, but not limited to, the authority to (1) designate plan participants, (2) determine the type or types of awards to be granted to a participant, (3) determine the number of shares of our common stock to be covered by awards, (4) determine the terms and conditions of awards, (5) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (6) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Amended Plan, (7) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the Amended Plan, (8) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (9) make any other determination and take any other action that the Committee deemed necessary or desirable for the administration of the Amended Plan.

Shares Available For Awards

Subject to adjustment for changes in capitalization, the aggregate number of shares of our common stock that would be available to be delivered pursuant to awards granted under the Amended Plan (which will include any shares delivered pursuant to awards granted under the Prior Plan or the Stock Option Plan prior to the Approval Date), would be equal to the sum of (i) 4,000,000, plus (ii) any shares remaining available for future grants of awards under the Prior Plan as of the Approval Date, plus (iii) any shares with respect to awards granted under the Prior Plan or options granted under the Stock Option Plan, in each case, that are forfeited following the Approval Date (as of April 5, 2012, awards with respect to 1,046,000 shares were outstanding under the Prior Plan and options with respect to 438,811 shares were outstanding under the Stock Option Plan), of which 4,000,000 shares could be granted pursuant to incentive stock options, provided that, pursuant to clause (iii) above, any shares with respect to options that were originally granted under the Stock Option Plan and either (x) are forfeited following the Approval Date or (y) were forfeited prior to the Approval Date, subsequently granted under the Prior Plan, and are again forfeited following the Approval Date, will only become available to be delivered under the Amended Plan pursuant to stock options and no other type of award. Upon exercise of a stock-settled SAR, the maximum aggregate number of shares available under the Amended Plan would be reduced by the actual number of shares delivered upon settlement of such stock-settled SAR. Awards that are settled in cash would not reduce the number of shares available for delivery under the Amended Plan. If, after the effective date of the Amended Plan, any award granted under the Amended Plan, the Prior Plan or the Stock Option Plan were forfeited, or otherwise expired, terminated or were canceled without the delivery of all shares subject thereto, or were settled other than by the delivery of shares (including cash settlement), then the number of shares subject to such award that were not issued would not be treated as issued for purposes of reducing the maximum aggregate number of shares that may be delivered pursuant the Amended Plan. In addition, shares that were surrendered or tendered to us in payment of the exercise price of an award or any taxes required to be withheld in respect of an award would become available again to be delivered pursuant to awards under the Amended Plan, provided that such surrendered or tendered shares would not increase the number of shares that may be delivered pursuant to ISOs under the Amended Plan. Subject to adjustment for changes in capitalization, the maximum number of shares of our common stock that would be available to be granted pursuant to awards to any participant in the Amended Plan in any fiscal year would be 500,000. In the case of awards settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that would be permitted to be paid pursuant to awards granted to any participant in the Amended Plan in any fiscal year would be equal to the per-share fair market value as of the relevant vesting, payment or settlement date multiplied by the maximum number of shares which could be granted, as described above. The maximum aggregate amount of cash and other property (valued at fair market value) that would be permitted to be paid or delivered pursuant to awards under the Amended Plan (other than as described in the two immediately preceding sentences) to any participant in any fiscal year would be $5,000,000.

Changes in Capitalization

In the event of any extraordinary dividend or other extraordinary distribution, recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off affecting the shares of our common stock, the Committee would make equitable adjustments and other substitutions to the Amended Plan and awards under the Amended Plan in the manner it determined to be appropriate or desirable. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our common stock or other similar corporate transactions, the Committee in its discretion would be permitted to make such adjustments and other substitutions to the Amended Plan and awards under the Amended Plan as it deemed appropriate or desirable.

Substitute Awards

The Committee would be permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquired or with which we combined. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired would not reduce the aggregate number of shares of our common stock available for awards under the Amended Plan, except that awards issued in substitution for ISOs would reduce the number of shares of our common stock available for ISOs under the Amended Plan.

Source of Shares

Any shares of our common stock issued under the Amended Plan would consist, in whole or in part, of authorized and unissued shares or of treasury shares.

Eligible Participants

Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of our company or our affiliates would be eligible to participate in the Amended Plan. We currently expect that awards generally will be limited to approximately 241 employees and non-employee directors (of whom there are currently six eligible directors).

Stock Options

The Committee would be permitted to grant both ISOs and NSOs under the Amended Plan. The exercise price for stock options would not be less than the fair market value (as defined in the Amended Plan) of our common stock on the grant date. The Committee would not reprice any stock option granted under the Amended Plan without the approval of our stockholders. All stock options granted under the Amended Plan would be NSOs unless the applicable award agreement expressly stated that the stock option was intended to be an ISO. Under the proposed Amended Plan, all ISOs and NSOs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Amended Plan and the applicable award agreement, the Committee would determine, at or after the grant of a stock option, the vesting criteria, term, methods of exercise and any other terms and conditions of any stock option. Unless otherwise set forth in the applicable award agreement, each stock option would expire upon the earlier of (i) the tenth anniversary of the date the stock option was granted and (ii) three months after the participant who was holding the stock option ceased to be a director, officer, employee or consultant for us or one of our affiliates. The exercise price would be permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of our common stock or through delivery of irrevocable instructions to a broker to sell our common stock otherwise deliverable upon the exercise of the stock option (provided that there was a public market for our common stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to a stock option, was at least equal to such aggregate exercise price.

Stock Appreciation Rights

The Committee would be permitted to grant SARs under the Amended Plan. The exercise price for SARs would not be less than the fair market value (as defined in the Amended Plan) of our common stock on the grant date. The Committee would not reprice any SAR granted under the Amended Plan without the approval of our stockholders. Upon exercise of a SAR, the holder would receive cash, shares of our common stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our common stock on the date of exercise of the SAR over the exercise price of the SAR. Under the Amended Plan, all SARs would be intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Subject to the provisions of the Amended Plan and the applicable award agreement, the Committee would determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Unless otherwise set forth in the applicable award agreement, each SAR would expire upon the earlier of (i) the tenth anniversary of the date the SAR was granted and (ii) three months after the participant who was holding the SAR ceased to be a director, officer, employee or consultant for us or one of our affiliates. Under certain circumstances, the Committee would have the ability to substitute, without the consent of the affected participant, SARs for outstanding NSOs. No SAR granted under the Amended Plan could be exercised more than 10 years after the date of grant.

Restricted Shares and Restricted Stock Units

Subject to the provisions of the Amended Plan, the Committee would be permitted to grant restricted shares and RSUs. Restricted shares and RSUs would not be permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Amended Plan or the applicable award agreement, except that the Committee could determine that restricted shares and RSUs would be permitted to be transferred by the participant for no consideration. Restricted shares could be evidenced in such manner as the Committee would determine.

An RSU would be granted with respect to one share of our common stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU could be paid in cash, shares of our common stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder would be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such restricted shares. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a restricted share or RSU were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied in order for such restricted share or RSU to be granted or vest.

Performance Units

Subject to the provisions of the Amended Plan, the Committee would be permitted to grant performance units to participants. Performance units would be awards with an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee would set performance goals that, depending on the extent to which they were met during a specified performance period, would determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, would be permitted to pay earned performance units in the form of cash, shares of our common stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units would be set forth in the applicable award agreement. The Committee would be permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of our common stock, other securities, other awards or other property. If a performance unit were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements below described in “Performance Compensation Awards” would be required to be satisfied.

Cash Incentive Awards

Subject to the provisions of the Amended Plan, the Committee would be permitted to grant cash incentive awards to participants. In its discretion, the Committee would determine the number of cash incentive awards to be awarded, the duration of the period in which, and any condition under which, the cash incentive awards would vest or be forfeited, and any other terms and conditions applicable to the cash incentive awards. Subject to the provisions of the Amended Plan, the holder of a cash incentive award would receive payment based on the number and value of the cash incentive award earned, which would be determined by the Committee, in its discretion, based on the extent to which performance goals or other conditions applicable to the cash incentive award have been achieved. If a cash incentive award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Other Stock-Based Awards

Subject to the provisions of the Amended Plan, the Committee would be permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee would be permitted to determine the amounts and terms and conditions of any such awards. If such an award were intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the requirements described below in “Performance Compensation Awards” would be required to be satisfied.

Performance Compensation Awards

The Committee would be permitted to designate any award granted under the Amended Plan (other than ISOs, NSOs and SARs) as a performance compensation award in order to qualify such award as “performance-based compensation” under Section 162(m) of the Code. Awards designated as performance compensation awards would be subject to the following additional requirements:

•

Recipients of Performance Compensation Awards. The Committee would, in its sole discretion, designate within the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the participants who would be eligible to receive performance compensation awards in respect of such performance period. The Committee would also determine the length of performance periods, the types of awards to be issued, the performance criteria that would be used to establish the performance goals, the kinds and levels of performance goals and any objective performance formula used to determine whether a performance compensation award had been earned for the performance period.

•

Performance Criteria Applicable to Performance Compensation Awards. The performance criteria would be limited to the following: (1) share price, (2) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share (including specified types or categories thereof), (5) cash flow (including specified types or categories thereof), (6) cash flow return on capital, (7) revenues (including specified types or categories thereof), (8) return on stockholders’ equity, (9) return on investment or capital, (10) return on assets, (11) gross or net profitability/profit margins, (12) objective measures of productivity or operating efficiency, (13) costs (including specified types or categories thereof), (14) budgeted expenses (operating and capital), (15) market share (in the aggregate or by segment), (16) level or amount of acquisitions (in terms of size, number of transactions or otherwise), (17) economic value-added, (18) enterprise value, (19) book value, (20) working capital, (21) safety and accident rates and (22) days sales outstanding. These performance criteria would be permitted to be applied on an absolute basis or be relative to one or more peer companies or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. The performance goals and periods could vary from participant to participant and from time to time. To the extent required under Section 162(m) of the Code, the Committee would, within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the performance criteria it selected to use for the performance period.

•

Modification of Performance Goals. The Committee would be permitted to adjust or modify the calculation of performance goals for a performance period in the event of, in anticipation of, or in recognition of, any unusual or extraordinary corporate item, transaction, event or development or any other unusual or nonrecurring events affecting us, any of our affiliates, subsidiaries, divisions or operating units (to the extent applicable to such performance goal) or our financial statements or the financial statements of any of our affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions, so long as that adjustment or modification did not cause the performance compensation award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

•

Requirements to Receive Payment for 162(m) Awards. Except as otherwise permitted by Section 162(m) of the Code, in order to be eligible for payment in respect of a performance compensation award for a particular performance period, participants would be required to be employed by us on the last day of the performance period, the performance goals for such period would be required to be satisfied and certified by the Committee and the performance formula would be required to determine that all or some portion of the performance compensation award had been earned for such period.

•

Negative Discretion. The Committee would be permitted to, in its sole discretion, reduce or eliminate the amount of a performance compensation award earned in a particular performance period, even if applicable performance goals had been attained and without regard to any employment agreement between us and a participant.

•

Limitations on Committee Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event could any discretionary authority granted to the Committee under the Amended Plan be used to grant or provide payment in respect of performance compensation awards for which performance goals had not been attained, increase a performance compensation award for any participant at any time after the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) or increase a performance compensation award above the maximum amount payable under the underlying award.

•

Form of Payment. Performance compensation awards (other than restricted shares, RSUs and other stock-based awards) would be payable in cash or in restricted stock, RSUs or fully vested shares of equivalent value and would be paid on the terms determined by the Committee in its discretion. Any shares of restricted stock or RSUs would be subject to the terms of the Amended Plan or any successor equity compensation plan and any applicable award agreement. The number of shares of restricted stock, RSUs or fully vested shares that is equivalent in value to a particular dollar amount would be determined in accordance with a methodology specified by the Committee within the first 90 days of a plan year (or, if shorter, the maximum period allowed under Section 162(m) of the Code).

Amendment and Termination of the Amended Plan

Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Amended Plan were intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the applicable national stock exchange or quotation system on which the shares of our common stock may be listed or quoted, the Amended Plan would be permitted to be amended, modified or terminated by our Board without the approval of our stockholders, except that stockholder approval would be required for any amendment that would (i) increase the maximum number of shares of our common stock available for awards under the Amended Plan or increase the maximum number of shares of our common stock that could be delivered pursuant to ISOs granted under the Amended Plan, (ii) change the class of employees or other individuals eligible to participate in the Amended Plan, (iii) amend or decrease the exercise price of any option or SAR, (iv) cancel or exchange any option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares or (v) allow repricing of any option or SAR without stockholder approval. Under these provisions, stockholder approval would not be required for all possible amendments that might increase the cost of the Amended Plan. No modification, amendment or termination of the Amended Plan that would materially and adversely impair the rights of any participant would be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee would be permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award previously granted under the Amended Plan, the Prior Plan or the Stock Option Plan, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the Amended Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant to any award previously granted would not to that extent be effective without the consent of the affected participant.

The Committee would be authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of our company) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee would be permitted to provide for a cash payment to the holder of an award in consideration for the cancellation of such award.

Change of Control

The Amended Plan would provide that, unless otherwise provided in an award agreement, in the event of a change of control of our company, unless provision was made in connection with the change of control for assumption of, or substitution for, awards previously granted:

•	any options and SARs outstanding as of the date the change of control was determined to have occurred would become fully exercisable and vested, as of immediately prior to the change of control;

•

all performance units, cash incentive awards and other awards designated as performance compensation awards would be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and

•

all other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change of control.

Unless otherwise provided pursuant to an award agreement, a change of control would be defined to mean any of the following events, generally:

•

during any period of 12 consecutive calendar months, a change in the composition of a majority of the board of directors, as constituted on the first day of such period, that was not supported by a majority of the incumbent board of directors;

•	consummation of certain mergers or consolidations of our company with any other corporation following which our stockholders hold 50% or less of the combined voting power of the surviving entity;

•	the stockholders approve a plan of complete liquidation or dissolution of our company; or

•

an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 50%.

Although award agreements may provide for a different definition of change of control than is provided for in the Amended Plan, except in the case of a transaction described in the third bullet above, any definition of change of control set forth in any award agreement would provide that a change of control would not occur until consummation or effectiveness of a change of control of our company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change of control of our company.

Term of the Amended Plan

No award would be permitted to be granted under the Amended Plan after the tenth anniversary of the Approval Date.

Certain Federal Tax Aspects of the Amended Plan

The following summary describes the U.S. Federal income tax treatment associated with options awarded under the Amended Plan. The summary is based on the law as in effect on April 5, 2012. The summary does not discuss state, local and foreign tax consequences.

Incentive Stock Options

Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular U.S. federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss would be treated for tax purposes as a long-term capital gain or loss and (b) we would not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee would realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction would be available to us equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee would be taxed as short-term or long-term capital gain and would not result in any deduction by us. A disqualifying disposition occurring in the same calendar year as the year of exercise would eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options

An NSO (that is, a stock option that does not qualify as an ISO) would result in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising an NSO would, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the stock option is being exercised. If the NSO was granted in connection with employment, this taxable income would also constitute “wages” subject to withholding and employment taxes. A corresponding deduction would be available to us. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Section 162(m)

Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to our Chief Executive Officer or to any of our three other most highly compensated executive officers (excluding our Chief Financial Officer under currently applicable rules) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by us for federal income tax purposes, unless the compensation qualifies for an exception to Section 162(m) of the Code. Certain performance-based awards under plans approved by stockholders are not subject to the deduction limit. Stock options that would be awarded under the Amended Plan are intended to be eligible for this performance-based exception.

Section 409A

Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that would be awarded under the Amended Plan are intended to be eligible for this exception.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock option awards outstanding and shares of our common stock available for future awards under all of our equity compensation plans as of December 31, 2011.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights
Equity compensation plans approved by security holders
Options	1,382,000	$8.53

Total	1,382,000

We had 150,753 shares remaining available for future issuance under the Prior Plan as of December 31, 2011.

NEW PLAN BENEFITS

XPO Logistics, Inc. Amended and Restated 2011

Omnibus Incentive Compensation Plan

The following New Plan Benefits table lists each person named in the Summary Compensation Table, all current executive officers as a group, all current directors (other than executive officers) as a group and all current employees (other than executive officers) as a group, indicating the aggregate number of determinable awards to be granted under the Amended Plan to each of the foregoing.

Name and Principal Position	Grant Date Fair Value ($)(1)	Number of Units(2)
Bradley S. Jacobs, Chief Executive Officer	2,223,500	200,000	(3)
Michael R. Welch, former Chief Executive Officer	—	0
John D. Welch, former Chief Financial Officer (as of February 13, 2012)	—	0
M. Sean Fernandez, Chief Operating Officer	277,605	55,000	(4)
Mario A. Harik, Chief Information Officer	930,050	95,000	(5)
Scott B. Malat, Senior Vice President – Strategic Planning	745,500	70,000	(6)
All Current Executive Officers as a Group (seven persons)	4,857,200	470,000	(7)
All Current Directors (other than Executive Officers) as a Group (six persons)	139,200	15,000	(8)
All Current Employees (other than Executive Officers) as a Group (four persons)	3,780,125	335,000	(9)

(1)

Dollar value of the time-based RSU awards represents the grant date fair value of the awards in accordance with ASC 718, without regard to estimated forfeitures. The dollar value of the performance-based RSUs represents the grant date fair value of the awards based on the full achievement of applicable goals (the most probable outcome as of the grant date) in accordance with ASC 718, without regard to estimated forfeitures.

(2)

Awards that are determinable, as of the date of this proxy statement, consist of those time-based and performance-based RSUs granted to participants since September 1, 2011, the date of the stockholder approval of the Prior Plan, and that require stockholder approval of the Amended Plan in order to be settled in shares of our common stock. The vesting of the performance-based RSUs is dependent upon achievement of certain established goals with respect to our revenue. No performance-based RSUs have been granted to directors. In the event our stockholders do not approve the Amended Plan, the 150,000 performance-based RSUs granted to Mr. Jacobs will be forfeited and the 37,500 performance-based RSUs granted to an employee who is not an executive officer and all the time-based RSUs will be settled in cash.

(3)	Amount represents grants of 150,000 performance-based RSUs and 50,000 time-based RSUs.
(4)	Amount represents a grant of 55,000 time-based RSUs.
(5)	Amount represents a grant of 95,000 time-based RSUs.
(6)	Amount represents a grant of 70,000 time-based RSUs.
(7)

Amount represents: 150,000 performance-based RSUs and 50,000 time-based RSUs granted to Mr. Jacobs; 55,000 time-based RSUs granted to Mr. Fernandez; 95,000 time-based RSUs granted to Mr. Harik; 50,000 time-based RSUs granted to Mr. Gregory W. Ritter; and 70,000 time-based RSUs granted to Mr. Malat.

(8)	Amount represents 2,500 time-based RSUs granted to each of the six directors who is not also an executive officer.
(9)	Amount represents: 297,500 time-based RSUs and 37,500 performance-based RSUs granted to various employees who are not executive officers.

The following table lists each person named in the Summary Compensation Table, each director nominee, all current executive officers as a group, all current directors who are not executive officers as a group, each nominee for election as a director, each associate of the foregoing persons, each other person who has received or is to receive five percent or more of the aggregate options under the Amended Plan and the Prior Plan, and all current employees (including all current officers who are not executive officers) as a group, indicating, as of December 31, 2011, the aggregate number of options granted under the Prior Plan to each of the foregoing since the inception of the Prior Plan in 2011. The fair market value per share of our common stock on April 5, 2012 was $16.67.

Name and Principal Position	Options granted Under the Prior Plan from Inception	Weighted Average Exercise Price
Bradley S. Jacobs, Chief Executive Officer	250,000	$9.28
Michael R. Welch, former Chief Executive Officer	0	$—
John D. Welch, former Chief Financial Officer (as of February 13, 2012)	0	$—
M. Sean Fernandez, Chief Operating Officer	55,000	$10.53
Mario A. Harik, Chief Information Officer	135,000	$9.79
Scott B. Malat, Senior Vice President—Strategic Planning	25,000	$10.65
Jason D. Papastavrou, director nominee	8,000	$9.28
James J. Martell, director nominee	8,000	$9.28
All Current Executive Officers as a Group (seven persons)	590,000	$9.68
All Current Directors (other than Executive Officers) as a Group (six persons)	48,000	$9.28
All Current Employees (other than Executive Officers) as a Group (7 persons)	262,500	$10.98

Required Vote

The affirmative vote of shares of our common stock or preferred stock, voting together as a single class, representing a majority of votes cast thereon at the annual meeting or any adjournment or postponement thereof is required to approve Proposal 3.

Recommendation

Our Board unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our stockholders to approve the following advisory resolution:

“RESOLVED, that the stockholders of XPO Logistics, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.”

We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures on pages 19 to 40 of this proxy statement. As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” we believe that our compensation programs appropriately reward executive performance and align the interests of our named executive officers and key employees with the long-term interests of our stockholders, while also enabling us to attract and retain talented executives.

This resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Required Vote

This resolution, commonly referred to as a “say-on-pay” resolution, will be considered approved if it receives the affirmative vote of shares of common stock or preferred stock, voting together as a single class, representing a majority of votes cast thereon at the annual meeting or any adjournment or postponement of the annual meeting. However, the vote is not binding on our Board and the Compensation Committee. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Recommendation

Our Board unanimously recommends a vote “FOR” approval of the advisory resolution to approve executive compensation set forth above.

PROPOSAL 5: ADVISORY VOTE ON FREQUENCY OF

FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC’s compensation disclosure rules, which we refer to as an advisory vote to approve executive compensation. By voting with respect to this Proposal 5, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders may, if they wish, abstain from casting a vote on this Proposal 5.

After careful consideration, our Board has determined that holding an advisory vote to approve executive compensation every year is the most appropriate policy for our company at this time, and recommends that stockholders vote for future advisory votes to approve executive compensation to occur every year. While our company’s executive compensation programs are designed to promote a long-term connection between pay and performance, our Board recognizes that executive compensation disclosures are made annually and that holding an annual advisory vote to approve executive compensation will provide us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote to approve executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Required Vote

Pursuant to this advisory vote on the frequency of future advisory votes to approve executive compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the recommendation of our Board. The voting frequency option that receives the highest number of votes cast by stockholders at the annual meeting or any adjournment or postponement of the annual meeting will be the frequency for the advisory vote to approve executive compensation that has been selected by stockholders. However, the vote is not binding on our Board and the Compensation Committee. Although non-binding, our Board and the Compensation Committee will carefully review the voting results. Notwithstanding our Board’s recommendation and the outcome of the stockholder vote, our Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Recommendation

Our Board unanimously recommends a vote for the option of every “ONE YEAR” as the preferred frequency for future advisory votes to approve executive compensation.

OTHER MATTERS

We do not expect that any matter other than the foregoing proposals will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

If you would like to receive a copy of our 2011 Annual Report or this proxy statement, please contact us at: Investor Relations, XPO Logistics, Inc., 429 Post Road, Buchanan, Michigan 49107 or by telephone at (269) 695-2700, and we will send a copy to you without charge.

A Note about Our Website

Although we include references to our website (www.xpologistics.com) throughout this proxy statement, information that is included on our website is not incorporated by reference into, and is not a part of, this proxy statement. Our website address is included as an inactive textual reference only.

We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investors Relations section of our website. Accordingly, investors should monitor such section of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.

Exhibit A

XPO LOGISTICS, INC.

AMENDED AND RESTATED

2011 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this XPO Logistics, Inc. Amended and Restated 2011 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the Prior Plan (as defined below), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan on the Approval Date (as defined below). The Prior Plan previously replaced and superseded the Option Plan (as defined below). Notwithstanding the foregoing, any awards granted under the Prior Plan or the Option Plan shall remain in effect pursuant to their respective terms.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

“Approval Date” means [    •    ], 2012, the date on which the Plan is approved by the Company’s stockholders.

“Award” means any award that is permitted under Section 6 and granted under the Plan or the Prior Plan and any award that is permitted under Article 6 of the Option Plan and was granted under the Option Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Applicable Exchange” means the NYSE Amex LLC or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award (a) that is granted pursuant to Section 6(g) of the Plan or the Prior Plan, (b) that is settled in cash and (c) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (b)(iii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) during any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (each of the events referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company and (y) any one or more Specified Stockholders) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least 50% of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv) any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities or (D) any one or more Specified Stockholders, including any group in which a Specified Stockholder is a member) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means XPO Logistics, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-share sales price of the Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan or was granted under Section 6(b) of the Prior Plan or Article 6 of the Option Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) of the Plan or was granted under Section 6(b) of the Prior Plan or Article 6 of the Option Plan and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Option Plan” means the Express-1 Expedited Solutions, Inc. Amended and Restated 2001 Stock Option Plan.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan or the Prior Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award, Performance Unit or, if applicable, Cash Incentive Award.

“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Prior Plan” means the XPO Logistics, Inc. 2011 Omnibus Incentive Compensation Plan.

“Restricted Share” means a Share that is granted under Section 6(d) of the Plan or the Prior Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under Section 6(d) of the Plan or the Prior Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under Section 6(c) of the Plan or the Prior Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, $0.001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Specified Stockholder” means Bradley S. Jacobs, Jacobs Private Equity LLC and its Affiliates, or any other entity or organization controlled, directly or indirectly, by Bradley S. Jacobs.

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 3. Administration. (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the Applicable Exchange.

(b) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, the Prior Plan or the Option Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan, the Prior Plan or the Option Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Independent Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards. (a) Shares and Cash Available. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (which, for purposes of clarity, shall include any Shares delivered pursuant to Awards granted under the Prior Plan or Options granted under the Option Plan, in each case, prior to the Approval Date) shall be equal to the sum of (i) 4,000,000, plus (ii) any Shares remaining available for future Awards under the Prior Plan as of the Approval Date, plus (iii) any Shares with respect to Awards granted under the Prior Plan or Options granted under the Option Plan, in each case, that are forfeited following the Approval Date (such sum, the “Plan Share Limit”), of which 4,000,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”); provided, however, with respect to clause (iii) above, any Shares with respect to Options that were originally granted under the Option Plan and either (x) are forfeited following the Approval Date or (y) were forfeited prior to the Approval Date, subsequently granted under the Prior Plan, and are again forfeited following the Approval Date, shall only become available to be delivered pursuant to Options granted under the Plan. Upon exercise of a stock-settled SAR, the Plan Share Limit shall be reduced by the actual number of Shares delivered upon settlement of such stock-settled SAR. Awards that are settled in cash will not reduce the Plan Share Limit. If, after the effective date of the Plan, any Award is forfeited (or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto) or settled other than wholly by delivery of Shares (including cash settlement), then, in any such case, any number of Shares subject to such Award that were not issued with respect to such Award shall not be treated as issued for purposes of reducing the Plan Share Limit. If Shares issued upon exercise, vesting or settlement of an Award are, or Shares owned by a Participant are, surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the Plan ISO Limit. With respect to Awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, subject to adjustment as provided in Section 4(b), (1) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 500,000 (such amount, the “Annual Individual Plan Share Limit”), and (2) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per-Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the Annual Individual Plan Share Limit. In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $5,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events. (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, (2) the Plan ISO Limit and (3) the Annual Individual Plan Share Limit, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the Plan Share Limit, (Y) the Plan ISO Limit and (Z) the Annual Individual Plan Share Limit, and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards. (a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Deferred Share Units, (vi) Performance Compensation Awards, (vii) Performance Units (viii) Cash Incentive Awards and (ix) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) the terms and conditions of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant. Each Option is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise. Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in

Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment. (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this Section 6(b)(iv) or Section 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted and (B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). Each SAR is, unless otherwise specified by the Committee, intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter.

(iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Any determination by the Committee that is made pursuant to this Section 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(v) Substitution SARs. The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(vi) Expiration. Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the terms and conditions of each such Award, including the vesting criteria, term, methods of exercise and methods and form of settlement.

(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of “qualified performance-based compensation” under Section 162(m) of the Code (whether pursuant to Section 6(e) of this Plan or any other plan), all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

(e) Performance Compensation Awards. (i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii) Eligibility. The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants shall be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of the Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that shall be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula; provided that any such Performance Formula shall be objective and non-discretionary. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that shall be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) share price, (B) net income or earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share (including specified types or categories thereof), (E) cash flow (including specified types or categories thereof), (F) cash flow return on capital, (G) revenues (including specified types or categories thereof), (H) return on stockholders’ equity, (I) return on investment or capital, (J) return on assets, (K) gross or net profitability/profit margins, (L) objective measures of productivity or operating efficiency, (M) costs (including specified types or categories thereof), (N) budgeted expenses (operating and capital), (O) market share (in the aggregate or by segment), (P) level or amount of acquisitions (in terms of size, number of transactions or otherwise), (Q) economic value-added, (R), enterprise value, (S) book value, (T) working capital, (U) safety and accident rates and (V) days sales outstanding. Such Performance Criteria may be applied on an absolute basis, be relative to one or more peer companies of the Company or indices or any combination thereof or, if applicable, be computed on an accrual or cash accounting basis. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Modification of Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards. (A) Condition to Receipt of Payment. A Participant must be employed by the Company or one of its Subsidiaries on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B) Limitation. Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for such Performance Period.

(C) Certification. Following the completion of a Performance Period, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the objective Performance Formula. The Committee shall then determine the actual amount of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D) Negative Discretion. In determining the actual amount of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and without regard to any employment agreement between the Company and a Participant.

(E) Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase the amount of a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

(F) Form of Payment. In the case of any Performance Compensation Award other than a Restricted Share, RSU or other equity-based Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value and shall be paid on such terms as determined by the Committee in its discretion. Any Restricted Shares and RSUs shall be subject to the terms of this Plan (or any successor equity-compensation plan) and any applicable Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

(f) Performance Units. (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii) Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g) Cash Incentive Awards. (i) Grant. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to Section 4(a), the number of Cash Incentive Awards to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of the Cash Incentive Awards. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the number and/or value of Cash Incentive Awards that shall be paid to the Participant.

(ii) Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of Cash Incentive Awards shall be entitled to receive a payout of the number and value of Cash Incentive Awards earned by the Participant over the specified performance period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

(iii) Payment. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(h) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i) Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, (i) payment directly to the Participant, (ii) withholding of such amounts by the Company subject to vesting of the Award or (iii) reinvestment in additional Shares, Restricted Shares or other Awards.

SECTION 7. Amendment and Termination. (a) Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of the Applicable Exchange, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or the Plan ISO Limit, (ii) change the class of employees or other individuals eligible to participate in the Plan or (iii) result in the amendment, cancelation or action described in clause (i), (ii) or (iii) of the second sentence of Section 7(b) being permitted without approval by the Company’s stockholders; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of Section 7(a)(i). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 6(e)(v) and the final sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control. Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units, Cash Incentive Awards and Awards designated as Performance Compensation Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

SECTION 9. General Provisions. (a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding. (i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, subject to the Committee’s discretion, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e) Section 409A. (i) It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii) No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as a Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal and any other applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) Recoupment of Awards. Any Award Agreement may provide for recoupment by the Company of all or any portion of an Award if the Company’s financial statements are required to be restated due to noncompliance with any financial reporting requirement under the Federal securities laws. This Section 9(n) shall not be the Company’s exclusive remedy with respect to such matters.

(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(r) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.

SECTION 10. Term of the Plan. (a) Effective Date. The Plan shall be effective as of the Approval Date.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Approval Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

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IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 31, 2012.

Vote by Internet

• Go to www.envisionreports.com/XPO

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

• Follow the instructions provided by the recorded message

X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’

RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW,

FOR PROPOSALS 2, 3 AND 4, AND FOR EVERY 1 YEAR IN PROPOSAL 5.

1. Election of the two nominees listed below to the Board of Directors of the Company.

For Withhold For Withhold

01—James	J. Martell 02—Jason D. Papastavrou, Ph.D.

2. Ratification of the appointment of KPMG LLP as the

Company’s independent registered public accounting firm for the year ending December 31, 2012.

4. Approval of the advisory resolution on

executive compensation.

For Against Abstain For Against Abstain

3. Approval of the XPO Logistics, Inc. Amended and Restated

2011 Omnibus Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR “1 YEAR” ON THE FOLLOWING PROPOSAL:

1	Year 2 Years 3 Years Abstain

5. Advisory vote on frequency of future advisory votes 6. In their discretion, on such other matters as may properly come to approve executive compensation. before the Meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name(s) appear(s) hereon. When signing as Executor, Administrator, Trustee, Guardian or Attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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IMPORTANT NOTICE TO PARTICIPANTS IN THE XPO LOGISTICS, INC. EMPLOYEE STOCK OWNERSHIP PLAN

As a participant in the XPO Logistics, Inc. Employee Stock Ownership Plan (the “Plan”), you have the right to instruct Horizon Trust and Investment Management, as Trustee, to vote the shares allocated to your Plan account, as specified below. If your instructions are not received by 10:00 a.m. EDT on May 29, 2012, or if the voting instructions are invalid or unclear, the shares in your account will be voted in accordance with the terms of the documents governing the Plan.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy in the enclosed envelope.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — XPO LOGISTICS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XPO LOGISTICS, INC.

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The undersigned hereby acknowledges receipt of the XPO Logistics, Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Bradley S. Jacobs and Gordon E. Devens, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of XPO Logistics, Inc. on Thursday, May 31, 2012, and any adjournment or postponement thereof, and to vote on the matters indicated all the shares of Common Stock, par value $0.001 per share, or Series A Convertible Perpetual Preferred Stock, par value $0.001 per share, that the undersigned would be entitled to vote if personally present.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below. Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.

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